                               Allianz Global Investors of America L.P.

                                           Code of Ethics

Effective December 2007

                            ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                                         CODE OF ETHICS

                                                        Effective December 2007

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                                                         INTRODUCTION

                                                Adoption of the Code of Ethics

     This Code of  Ethics  (the  "Code")  has been  adopted  by  Allianz  Global
Investors  of  America  L.P.  and  its  affiliated   subsidiaries  or  divisions
(collectively,   the  "Company")  in  accordance  with  Rule  204A-1  under  the
Investment  Advisers Act of 1940, as amended (the "Advisers  Act").  Rule 204A-1 requires,  at a minimum, that an adviser's code of ethics set forth standards of conduct,  require  compliance with federal  securities laws and address personal trading by advisory personnel.

                                       Standards of Business Conduct

Fiduciary Duty

     The Code is  applicable to all officers and employees of the Company and is based on the  principle  that in addition to the  fiduciary  obligations  of the
Company,  you, as an officer or employee of the Company, owe a fiduciary duty to the shareholders of the registered  investment companies (the "Funds") and other clients (together with the Funds, the "Advisory  Clients") for which the Company serves as an adviser or  sub-adviser.  Accordingly,  you must avoid  activities, interests and  relationships  that might  interfere or appear to interfere  with making decisions in the best interests of our Advisory Clients.

      At all times, you must:

     1. Place the interests of our Advisory  Clients first. As a fiduciary,  you must  scrupulously  avoid  serving  your  own  personal  interests  ahead of the interests of our Advisory Clients.  You may not cause an Advisory Client to take action,  or not to take action,  for your personal  benefit  rather than for the benefit of the Advisory Client. For example,  you would violate this Code if you caused an Advisory  Client to  purchase a security  you owned for the purpose of increasing  the price of that Security.  If you are an Investment  Person of the
Company  (as  defined  under the heading  General  Definitions),  you would also violate this Code if you made a personal  investment in a security that might be an appropriate  investment for an Advisory Client without first  considering the security as an investment for the Advisory Client.  Investment  opportunities of limited  availability  that are  suitable  for  Advisory  Clients  also  must be considered  for purchase for such Advisory  Client  accounts  before  personally trading in them by any Investment  Person who is aware of the opportunity.  Such opportunities  include,  but are not limited to  investments  in initial  public offerings and private placements.

     2. Conduct all of your personal securities  transactions in full compliance with this Code and the  Company  Insider  Trading  Policy  and  Procedures.  The
Company encourages you and your family to develop personal investment  programs.
However,  you  must not  take  any  action  in  connection  with  your  personal investments  that could cause even the appearance of unfairness or  impropriety.
Accordingly,  you must comply with the policies and procedures set forth in this
Code under the heading Personal Securities Transactions.  Failure to comply with this Code may result in  disciplinary  action,  including  but not  limited  to, fines, disgorgement of profits,  suspension of trading privileges or termination of employment. In addition, you must comply with the policies and procedures set forth in the Company Insider Trading Policy and Procedures, which is attached to this Code as  Appendix  I.  Situations  that are  questionable  may be  resolved against your personal interests.

     3. Avoid taking  inappropriate  advantage of your position.  The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Company  directly or on behalf of an  Advisory  Client of the Company  could call into  question the  independence  of your business  judgment.  In addition,
information   concerning  the  identity  of  security   holdings  and  financial
circumstances of an Advisory Client is confidential. You may not use personal or account  information  of any client of the Company  except as  permitted  by the
Company's  Privacy  Policy  which  is  attached  to this  Code as  Appendix  II.
Accordingly,  you must comply with the policies and procedures set forth in this
Code under the heading Fiduciary Duties. Situations that are questionable may be resolved against your personal interests.

     4. Comply with  applicable  federal  securities  laws and  regulations.  In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory  Client,  you are not permitted to: (i) defraud such  client  in any  manner;  (ii)  mislead  such  client,  including  making a statement that omits material facts; (iii) engage in any act, practice or course of  conduct  which  operates  or would  operate  as a fraud or deceit  upon such client;  (iv) engage in any  manipulative  practice with respect to such client;
(v) engage in any manipulative  practices with respect to securities,  including price manipulation; or (vi) otherwise violate applicable federal securities laws
(including  without  limitation,  the  Investment  Advisers  Act  of  1940,  the
Investment  Company Act of 1940,  the  Securities  Act of 1933,  the  Securities
Exchange Act of 1934, the  Sarbanes-Oxley  Act of 2002, the  Gramm-Leach  Bliley
Act, any rules adopted by the Securities and Exchange Commission  ("Commission")
under these statutes,  the U.S.A. Patriot Act, as it applies to mutual funds and investment  advisers,  and any rules adopted thereunder by the Commission or the
Department  of  Treasury).  In the event that you are unsure of any such laws or regulations, then you must consult the Company's Legal Department.

     As an employee  of the  Company,  you must  promptly  report any  suspected violation of the federal securities laws, as well as any violations or suspected violations  of this Code,  to the Chief  Compliance  Officer  of your  operating entity.

     In  addition  to the  requirements  contained  in this Code,  you must also comply with any supplemental policies and procedures associated with the Code of
Ethics.

                                         Questions

     Questions  regarding this Code should be addressed to the Chief  Compliance
Officer of your operating entity or his or her designee.

                                    GENERAL DEFINITIONS

                                     Supervised Persons

     The following  persons are considered to be "Supervised  Persons" under the
Code:

     1. Any partner,  officer,  director  (or other  person  occupying a similar status or performing similar functions) and employee of the Company;

     2. All  employees of entities  affiliated  with an operating  entity of the
Company that have been authorized by the Company to act in an official  capacity on behalf of another operating entity within the Company,  sometimes referred to as "dual" employees;

     3.  Certain  persons  who are  employed  by the  Company  as a  consultant, contractor,  intern or  temporary  employee  and are  subject  to the  Company's supervision and control; and

     4. All Access Persons, Non-Access Persons and Investment Persons as defined below.

     Supervised  Persons  will  be  placed  in one  or  more  of  the  following categories based upon the  individual's  activities and role within the Company.
Provisions of the Code pertaining to the pre-clearance  requirements and certain prohibited transactions may apply to more than one category.

     A. "Access Person" means any partner, officer, director, Investment Person, or employee of the Company who:

     (1) in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by the Advisory  Clients of the Company,  or has access to  non-public  information regarding the portfolio  holdings of any Fund for which the Company serves as an investment adviser or sub-adviser; or

     (2) is involved in making securities  recommendations  to Advisory Clients, including Funds, or who has access to such recommendations that are non-public.

     B.  "Non-Access  Person"  means any  employee of the Company that is NOT an
Access Person.

     C. "Investment Person" means any employee of the Company who, in connection with their  regular  functions and duties,  makes,  or  participates  in making, recommendations  regarding  the purchase or sale of  securities on behalf of any
Advisory Client, provides information or advice to a portfolio manager, or helps execute a portfolio  manager's  recommendations.  Generally,  Investment Persons include,  but are not limited to,  portfolio  managers,  research  analysts  and traders.

     Certain  operating  entities may decide to classify all of its employees in one category,  regardless of individual  job duties and  responsibilities.  Your category may be subject to change if your position within your operating  entity changes or if you have been  transferred to another  operating entity within the
Company.

                           REPORTABLE ACCOUNTS

     The  following  types of brokerage  or trading  accounts are required to be reported by Supervised Persons.  Transactions in such accounts are also required to be  pre-cleared  unless the  transaction  is for an "Exempt  Security" or the transaction  qualifies as an "Exempt  Transaction"  as defined under the heading
Trading in General below.

1.       Accounts in the name of or for the direct or indirect benefit of:

     (a) A Supervised Person; or

     (b) A Supervised Person's spouse,  domestic partner, minor children and any other  person  to whom the  Supervised  Person  provides  significant  financial support,  as well  as to  transactions  in any  other  account  over  which  the
Supervised  Person  exercises  investment  discretion,  regardless of beneficial ownership. The term "Beneficial Ownership" is described below.

     2. Accounts that have the ability to hold securities  reportable  under the
Code other than Exempt  Securities  even if such  accounts  currently  only hold
Exempt Securities.

         Excluded from reportable accounts are the following:

     1. Accounts  that are fully  managed by a third party where the  Supervised
Person  does not have  discretion  over  investment  selections  for the account through  recommendation,  advice,  pre-approval or otherwise. In cases where the employee reports a brokerage or trading account that is  independently  managed, the  employee  must certify  that the account is  separately  managed by a third party and Compliance may separately verify this fact.

     2. Accounts which exclusively hold Exempt Securities and are unable to hold any non-Exempt Securities.

     3. 401(k) and deferred  compensation plan accounts for which the Supervised
Person has no investment discretion.

     4. The Allianz  401(k) Plan (the  "Plan").  Employees  are not  required to report  mutual  fund  transactions  or holdings  in the Plan.  Such  reports are provided directly to the Company by the Plan administrator.

                                    PERSONAL SECURITIES TRANSACTIONS

                                           Trading in General

     You may not  engage,  and you may not permit any other  person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which  you  have,  or by  reason of the  transaction  will  acquire,  Beneficial
Ownership,  unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Pre-clearance Procedures.

Securities

         The following are Securities:

     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate  of  interest  or  participation  in any  profit-sharing  agreement, collateral-trust  certificate,  pre-organization  certificate  or  subscription, transferable share, investment contract,  voting-trust certificate,  certificate of deposit for a security,  fractional  undivided interest in oil, gas, or other mineral  rights,  any put, call,  straddle,  option or privilege on any security
(including  a  certificate  of deposit)  or on any group or index of  securities
(including  any  interest  therein or based on the value  thereof),  or any put, call,  straddle,  option or  privilege  entered  into on a  national  securities exchange  relating to foreign  currency,  or shares of open-end  and  closed-end investment companies, or shares of any pooled or commingled investment vehicles, in general,  any interest or  instrument  commonly  known as a security,  or any certificate of interest or participation  in,  temporary or interim  certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     The following are not Securities:

     Commodities,   futures  and  options  traded  on  a  commodities  exchange, including  currency  futures.  However,  securities  futures(1)  and futures and options  on any  group or index of  Securities  (as  defined  in the  Investment
Company Act of 1940) are Securities.

Purchase or Sale of a Security

     The  purchase  or sale of a Security  includes,  among  other  things,  the writing of an option to purchase or sell a Security.

Exempt Securities

     All Securities are reportable  securities under the Code with a few limited exceptions.  The following securities are exempt from both the pre-clearance and reporting requirements under the Code:

     1. Direct obligations of the Government of the United States.

     2. Bankers'  acceptances,  bank certificates of deposit,  commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization,  or  which  is  unrated  but  of  comparable  quality),  including repurchase agreements.

     3. Shares of money market funds.

     4. Shares of registered  open-end  investment  companies  ("Open-End Mutual
Funds")  that are not advised by the  Company or  sub-advised  by an  employee's operating  entity.(2) This exemption does not apply to an  exchange-traded  fund organized as an open-end investment company.

     5. Shares issued by unit investment trusts that are invested exclusively in one or more mutual  funds that are not advised or  sub-advised  by the  Company.
This  exemption  does not apply to an  exchange-traded  fund organized as a unit investment trust.

     6. For employees of NFJ Investment Group L.P. only. Fixed income individual securities  (including,  but limited to,  corporate  bonds,  municipal bonds and similar securities).

Beneficial Ownership

     The  following  section  is  designed  to give you a  practical  guide with respect to Beneficial Ownership.  However, for purposes of this Code, Beneficial
Ownership  shall be  interpreted  in the same  manner  as it  would  under  Rule
16a-1(a)(2)  under the Securities  Exchange Act of 1934 (the "Exchange  Act") in
determining  whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

     You are considered to have  Beneficial  Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

     You have a Pecuniary  Interest in Securities if you have the opportunity to directly  benefit  or share in any  profit  derived  from a  transaction  in the
Securities.

     The  following  circumstances  constitute  Beneficial  Ownership  by you of
Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate  family have a vested  interest in the principal or income of the trust.

2.       Your ownership of a vested beneficial interest in a trust.

     3. Your  status as a settlor of a trust,  unless the  consent of all of the beneficiaries is required in order for you to revoke the trust.

     The following are examples of an indirect Pecuniary Interest in Securities:

     1.  Securities  held by members of your  immediate  family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from  transactions in these Securities will not provide you with any economic benefit subject to review and approval by Compliance.

     Immediate   family  means  any  child,   stepchild,   grandchild,   parent,
stepparent,  grandparent,  spouse,  domestic  partner,  sibling,  mother-in-law, father-in-law,  son-in-law,  daughter-in-law,  brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2.  Securities  held by any  individual  for whom you provided  significant economic support during the immediately  preceding 12-month period, even if such individual does not share the same household.

     3. Your interest as a general  partner in  Securities  held by a general or limited partnership.

     4. Your interest as a  manager-member  in the Securities  held by a limited liability company.

     You do not have an  indirect  Pecuniary  Interest in  Securities  held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest,  unless you are a controlling  equityholder or you have or share investment control over the Securities held by the entity.

     Additional  guidance  relating  to  Beneficial  Ownership  can be  found in
Appendix III.

Exempt Transactions

     The  following  Exempt  Transactions  are not subject to the  pre-clearance requirements  under the Code,  although  they are still subject to the reporting requirements under the Code except where specifically identified as exempt.

     1. Any  transaction  in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate  family  sharing  the  same  household,  but this  presumption  may be rebutted by convincing  evidence  subject to review and approval by  Compliance.
Such transactions are also exempt from the reporting requirements.

     2.  Transactions  effected  pursuant  to an  automatic  investment  plan or dividend  reinvestment  plan(3).  Such  transactions  are also  exempt  from the reporting  requirements  unless a transaction  overrides the pre-set schedule or allocations of the plan. In such cases, the transaction(s) must be included in a quarterly transaction report.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of  Securities  pro rata,  to the extent they are issued  with  respect to
Securities of which you have Beneficial Ownership.

     4.  Acquisitions  or  dispositions  of  Securities as the result of a stock dividend, stock split, reverse stock split, merger,  consolidation,  spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

     5. Such other class of transactions as may be exempted from time to time by
Compliance  based upon a determination  that the transactions do not involve any realistic  possibility  of a  violation  of Rule  204A-1  under  the  Investment
Advisers  Act of 1940,  as  amended,  or a  violation  of Rule  17j-1  under the
Investment  Company Act of 1940, as amended.  Compliance  may exempt  designated classes  of  transactions  from any of the  provisions  of this Code  except the provisions set forth below under Reporting.

     6. Such other specific transactions as may be exempted from time to time by your local Compliance Officer based upon a determination that the transaction(s)
do not  interfere  or appear to  interfere  with  making  decisions  in the best interest of our Advisory Clients.  On a case-by-case basis, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except for the  provisions  set forth below under  Reporting.  All requests to exempt a transaction  must be in writing and forwarded to your local  Compliance  Officer for approval prior to your executing the transaction.

Additional Exempt Transactions

     The  following  classes  of  transactions  have been  designated  as Exempt
Transactions  by  Compliance  and are  applicable  to the groups as  referred to below. Such transactions are not subject to the pre-clearance requirements under the Code,  although they are still subject to the reporting  requirements  under the Code.*

     1.  Purchases or sales that do not exceed 2,000 shares per day, per issuers with a total  market  capitalization  of $5  billion  or  greater at the time of investment. If you are unsure whether a security meets the market capitalization criteria,  contact  your local  Compliance  Officer.  Applicable  to  Non-Access
Persons,  employees  of Allianz  Alternative  Asset  Management  U.S.  L.P.  and
employees of Allianz Global Investors of America L.P.-Newport Beach.

     2.  Purchases  or sales that do not exceed  1,000  shares and  $10,000  per calendar week, per issuer, of stock of issuers with market capitalizations below
$5 billion at the time of investment.  You would be in violation if you purchase or sell less than 1,000  shares  but the  market  value of the shares is greater than  $10,000.  You would also be in violation if you purchase or sell more than
1,000 shares but the market value of the shares is less than $10,000. Applicable to Non-Access  Persons,  employees of Allianz  Alternative Asset Management U.S.
L.P. and employees of Allianz Global Investors of America L.P.-Newport Beach.

     3.  Purchases or sales of up to $100,000  per calendar  month per issuer of fixed-income  Securities issued by U.S.  corporations.  Applicable to Non-Access
Persons,  employees  of Allianz  Alternative  Asset  Management  U.S.  L.P.  and
employees of Allianz Global Investors of America L.P.-Newport Beach.

     4. Any purchase or sale of  fixed-income  Securities  issued by agencies or instrumentalities  of, or  unconditionally  guaranteed by, the Government of the
United  States.   Applicable  to  Non-Access   Persons,   employees  of  Allianz
Alternative Asset Management U.S. L.P. and employees of Allianz Global Investors of America L.P.-Newport Beach.

     5.  Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income  Securities issued by qualified foreign governments.  Applicable to all employees.

     A qualified  foreign  government  is a national  government  of a developed foreign  country  with  outstanding  fixed-income  securities  in  excess of $50 billion.

     6. Short sales of any  Securities  otherwise  permitted  hereunder or puts,
calls,   straddles,  or  options  where  the  underlying  amount  of  Securities controlled is an amount otherwise permitted hereunder.  Applicable to Non-Access
Persons,  employees  of Allianz  Alternative  Asset  Management  U.S.  L.P.  and
employees of Allianz Global Investors of America L.P.-Newport Beach.

                                        CAUTION

     Qualified foreign governments and issuer market capitalization  amounts may change from time to time. Accordingly,  you may purchase Securities in an Exempt
Transaction,  only  to find  that  you  cannot  sell  them  later  in an  Exempt
Transaction.  In that case,  you will be able to sell them only if you pre-clear the sale in compliance with the procedures set forth in the Code.

     *The  pre-clearance  exemption for these items does not apply for employees that are based in New York.  Such employees must  pre-clear  these  transactions through CTI iTrade. Please refer to the General Pre-clearance Procedures section for further details.

                               Prohibited Transactions

     The following prohibited transactions are applicable to Non-Access Persons,
Access Persons and Investment Persons as described below.

Blackout Periods

     1. Access Persons

     Same day securities may not be purchased or sold by an Access Person if, at the time of pre-clearance,  there is a pending buy or sell order on the relevant trading  desk on  behalf  of an  Advisory  Client  in the  same  Security  or an equivalent Security.(4) Such orders by an Access Person can only be purchased or sold on the following day that the Advisory Client(s) order has been executed.

     Securities  may not be purchased or sold if, at the time of  pre-clearance, you knew or should  have known that an Advisory  Client  would be trading in the same security or an equivalent Security on the same day.

     2. Investment Persons

     Investment  Persons may not purchase or sell  Securities  during the period beginning  3 days  before and  ending 3 days after the day on which an  Advisory
Client trades in the same Security or an equivalent Security.

     3. Allianz Global Investors Managed Accounts LLC Employees

     Employees of Allianz Global  Investors  Managed  Accounts LLC ("AGIMA") are
also subject to a 3 day after blackout period  following any purchase or sale in the same  security  that  was  triggered  by a  portfolio  manager's  investment decision on behalf of any of the managed account models.

     4. NFJ Investment  Group L.P.  ("NFJ")  Employees (and other NFJ Supervised
Persons)

     Pending Orders:  Securities may not be purchased or sold by an NFJ employee if, at the time of  pre-clearance,  there is a pending  buy or sell order on the
NFJ  Trading  Desk on behalf of an  Advisory  Client in the same  Security or an equivalent Security.  Securities may not be purchased or sold if, at the time of pre-clearance,  such employee knew or should have known that an Advisory  Client would be trading in the same Security or an equivalent Security on the same day.

     Blackout Period:  Effective January 1, 2008, NFJ employees may not purchase or sell Securities during the period beginning 7 business days before and ending
7 business  days after the day on which an  Advisory  Client  trades in the same
Security or an equivalent Security.

     Prohibition on Purchases of Securities held by Advisory Clients:  Effective
October 1,  2007,  NFJ  employees  may not  purchase  Securities  or  equivalent
Securities of such Securities held by Advisory Clients.

     Prohibition  on Sales of  Securities  held by Advisory  Clients:  Effective
January 1, 2008, NFJ Portfolio  Managers and Analysts may not sell Securities or equivalent Securities of such Securities held by Advisory Clients.

     Hardship/Extraordinary Case-by-Case Exemptions:

     o Effective  January 1, 2008, NFJ employees (other than Portfolio  Managers and  Analysts)  who wish to sell a Security or an  equivalent  Security  held by
Advisory  Clients  (and not subject to the  post-trade  Blackout  Period) due to financial hardship or other  extraordinary  circumstances,  may submit a written request  for an  exemption  to NFJ's Chief  Compliance  Officer  accompanied  by supporting  documentation  verifying  the  hardship or  circumstance.  The Chief
Compliance  Officer  will  consult  with the  Compliance  Committee to determine whether  or not the  request  is  reasonable  and  should be  granted.  Approved exemptions for  hardships/extraordinary  events will be subject to pre-clearance requirements but will not be subject to the post-trade Blackout Period.

     o Effective  January 1, 2008, a Portfolio  Manager or Analyst who wishes to sell a Security  or an  equivalent  Security  held by  Advisory  Clients  due to hardship or other  extraordinary  circumstances may submit a written request for an  exemption  to NFJ's  Chief  Compliance  Officer  accompanied  by  supporting documentation  verifying  the  hardship or  circumstance.  The Chief  Compliance
Officer will consult with the Compliance  Committee to determine  whether or not the  request  is  reasonable  and should be  granted.  Approved  exemptions  for hardships/extraordinary events will be subject to pre-clearance requirements and will also be subject to the Blackout Period.

Short-Term Trading

     Non-Access  Persons,  Access Persons and Investment  Persons may not profit from the purchase and sale,  or sale and purchase,  within 30 calendar  days, of the same Securities or equivalent  Securities (other than Exempt  Securities) of which you have  Beneficial  Ownership,  including  the  purchase  or sale of any derivatives security.  Any such short-term trade must be unwound, or, if that is not practical,  any profits realized on the transaction will be disgorged to the
Company.  The Company will donate the profits realized on such short-term trades to a charity selected by the employee from a Company approved list of charities.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial  Ownership are sold for more than their purchase price, even though the Securities  purchased and the  Securities  sold are held of record or beneficially by different persons or entities.  Additional  guidance relating to short-term profit recovery can be found in Appendix IV attached to this Code.

Initial Public Offerings

     Non-Access  Persons,  Access Persons and Investment  Persons are prohibited from  acquiring  Beneficial  Ownership of any  Securities  in an Initial  Public
Offering.

     For  purposes  hereof,  "Initial  Public  Offering"  means an  offering  of securities  registered under the Securities Act of 1933 (the "Securities  Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                            Circumstances Requiring Pre-clearance

     If you have (or wish to acquire)  Beneficial  Ownership of Securities which are not Exempt  Securities  and which  cannot be  acquired  or sold in an Exempt
Transaction, such securities may be acquired or sold only in compliance with the procedures set forth under General Pre-clearance Procedures.

                           General Pre-clearance Procedures

     All  pre-clearance  approvals are effective  until the close of business on the day that  pre-clearance is given (4:00pm EST),  meaning the purchase or sale must be executed  by the close of  business  on the day that your  pre-clearance request has been approved.  If the  individual  submitting the request wishes to execute a trade in the same  Security or an  equivalent  Security on  subsequent days  (e.g.,  in the case of a limit  order  that has not  been  executed  or is partially filled on the date  pre-clearance was requested),  a new pre-clearance request must be submitted. Good Till Canceled (GTC) orders are prohibited.

Operating Entities with CTI

     All Non-Access  Persons,  Access  Persons,  and  Investment  Persons of the
Company with CTI iTrade must pre-clear all personal  transactions  in Securities which are deemed to be  beneficially  owned by you as defined  above (other than
Exempt  Securities or in connection with an Exempt  Transaction) by submitting a
Trade  Request  Form through CTI iTrade,  a sample of which  appears in Appendix
XII. Please also refer to Appendix V for  instructions on how to use CTI iTrade.
For employees  located in New York, if you have any questions  regarding the use of CTI iTrade,  please call the Allianz Global Investors-NY  Compliance Hot-Line at (212) 739-3186. For all other employees, please contact your local Compliance
Officer or his or her designee.

     AGIMA  employees  are  required  to  complete  the AGIMA  Personal  Trading
Pre-Clearance Form prior to pre-clearance  through the CTI system for all equity transactions  (including  common stock,  ETFs,  ADRs,  ordinary  foreign shares, preferred  stock and equity  options)  and submit the form for  approval  to the
AGIMA Trading Desk. The pre-clearance  form is attached to this Code as Appendix
XIX.  Final  trade  pre-clearance  is not deemed  valid until the  employee  has received approval both on the AGIMA Personal Trading  Pre-Clearance Form as well as through the CTI system.

     If you are out of the office  and are  unable to access CTI iTrade  through the Company Intranet,  please contact the Compliance Hot-Line at (212) 739-3186.
A representative from the Compliance  department will be able to assist you with your pre-clearance  request. For all other employees,  please contact your local
Compliance Officer or his or her designee.

Operating Entities without CTI

     All Non-Access Persons,  Access Persons,  and Investment Persons who do not
have CTI iTrade must pre-clear all personal  transactions  in Securities  (other than Exempt  Securities or in connection  with an Exempt  Transaction as defined above) by completing an Employee  Pre-Clearance  Form (Manual)  which appears in
Appendix  XI and  submitting  such form to your  operating  entity's  designated pre-clearance personnel.

                       Trading Restrictions in Open-End Mutual Funds

     The following trading  restrictions  related to Open-End Mutual Funds apply to all Non-Access Persons, Access Persons and Investment Persons of the Company.

Excessive Trading

     Excessive  trading in  Open-End  Mutual  Funds is strictly  prohibited.  No employee may engage in  transactions  that are in  violation of a fund's  stated
policy as disclosed in its prospectus and statement of additional information.

Trading in Open-End Mutual Funds where the Company is the Adviser or the employee's operating entity is the Sub-Adviser

     Employees may not purchase and sell, or sell and purchase the same Open-End
Mutual Fund, in any 30-day  period,  regardless  of whether  those  transactions occurred in a single account (e.g., a brokerage  account,  a 401(k)  account,  a deferred  compensation  account,  Allianz Auto-Invest  Program,  etc.) or across multiple  accounts in which the employee has  beneficial  interest.  Please note that these limitations  should be taken into consideration when rebalancing such accounts.

     i. This prohibition will not apply, however, with respect to purchases made pursuant to an automatic payroll investment  feature in the Allianz  Auto-Invest
Program, a deferred compensation,  401(k) or retirement plan (e.g., purchases of mutual fund shares every pay period in an employee's  401(k) plan).  In order to rely on this exception, your investment options in such plans may not be changed more than once each month.

     ii. This prohibition will not apply with respect to automatic reinvestments of dividends, income or interest received from the mutual fund.

              Pre-clearance Procedures for AGI Closed-End Funds and
              Non-Proprietary Sub-Advised Closed-End Funds

     Please  refer to the  Compliance  section of the Company  Intranet  for the respective blackout periods relating to AGI Closed-End Funds.

     If you  wish to  invest  in a  closed-end  fund  in  which  Allianz  Global
Investors Fund Management LLC acts as the adviser ("Closed End Funds"), you must complete a pre-clearance form and submit it to your local Compliance officer for approval.  The policy relating to trading in AGI Closed-End Funds is attached to this Code as Appendix XIV and the pre-clearance form is attached to this Code as
Appendix XV.

     If you wish to invest  in a  non-proprietary  closed-end  fund  where  your operating  entity serves as the  sub-adviser,  you must complete a pre-clearance form and  submit  it to your  local  Compliance  officer  for  approval.  Unless otherwise  attached  as an  Appendix  to this Code,  please  contact  your local
Compliance department for the appropriate forms and pre-clearance procedures.

                                 Blackout Periods - Allianz Shares

     Please  refer to the  Compliance  section of the Company  Intranet  for the respective blackout periods relating to Allianz SE securities.

     All  employees  are  prohibited  from  trading  in  Allianz  SE  securities
(including ADRs) during certain periods of the year,  generally  surrounding the release of annual financial  statements and quarterly results.  This restriction also  applies to  transactions  that  completely  or in part refer to Allianz SE company  shares (or  derivatives  thereof)  which  involve the  exercise of cash settled  options or any kind of rights granted under  compensation  or incentive
programs  such  as  Stock  Appreciation  Rights  ("SARs"),   Phantom  Stocks  or
Participation Schemes. Any exercise with direct cash-out payments are equivalent to the outright sale of Allianz shares held by an employee and therefore,  would not be permitted during such blackout period.

                                Allianz Restricted List

     The Allianz  Restricted  List  includes  companies  in which the trading of securities is restricted for certain types of accounts. Such restrictions may be applicable  to trades for  Advisory  Clients,  trades for  proprietary  accounts and/or  for  personal  securities  transactions.  Companies  may be added to the
Restricted List for a variety of reasons, such as the following: (i) the company being a traded  affiliate,  (ii) an  affiliated  operating  entity having inside information  about a  particular  issuer or (iii) to ensure  that the  aggregate group holding does not breach a particular  threshold.  Employees are prohibited from trading in any securities issued by the companies on the Restricted List if such restrictions apply to personal account dealings.  The Compliance department of each operating entity will be responsible for reviewing  personal  securities transactions against the Restricted List.

                               Private Placements

     Non-Access  Persons,  Access Persons and Investment Persons may not acquire
Beneficial  Ownership of any Securities in a private placement,  unless you have received  prior  written  approval from your local CIO and  Compliance  Officer.
Approval will be not be given unless a determination is made that the investment opportunity  should not be reserved for one or more Advisory  Clients,  and that the  opportunity  to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this
Code (Appendix XIII).

     For purposes hereof, "private placement" means an offering that is exempted from  registration  under the Securities Act pursuant to Section 4(2) or Section
4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

     If you are an Investment Person and you have acquired Beneficial  Ownership of Securities in a private placement, you must disclose your investment when you play a part in any  consideration  of an investment by an Advisory Client in the issuer of the  Securities,  and any decision to make such an investment  must be independently  reviewed  by your local CIO or a  Portfolio  Manager who does not have Beneficial Ownership of any Securities of the issuer.

                                   REPORTING

                             Use of Broker-Dealers

     You may not  engage,  and you may not permit any other  person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt
Securities)  of which you have,  or by reason of the  transaction  will acquire,
Beneficial Ownership, except through a registered broker-dealer.

                               Designated Broker

     To  assist  in  the   implementation   of  the  Code  and  meet  regulatory
requirements,  all  New  York  based  employees  must  maintain  their  personal brokerage  and  trading  accounts  (which  they are  deemed  to have  Beneficial
Ownership) with a "Designated  Broker" (currently Charles Schwab-see Appendix VI for further  details).  It is preferred that all other  employees of the Company use a Designated  Broker,  although it is not  required.  If you are an employee with a Designated  Broker,  you are required to transfer your  account(s) to the
Designated  Broker  within  a  reasonable  period  of  time  from  your  initial commencement  of  employment.  There will be no costs charged by the  Designated
Broker associated with transferring your personal brokerage/trading accounts.

     If you are  maintaining  a brokerage  account  other than with a Designated
Broker,  you are required to immediately  disclose this to your local compliance department.  Based upon the determination by the appropriate Compliance Officer, certain  limited  exemptions  may be granted  that would  allow the  employee to continue  maintaining  his or her  personal  brokerage/trading  accounts  with a non-designated broker.

                  Reporting of Non-Designated Brokerage Accounts

     Each  employee  must  report  the  employee's  brokerage  accounts  and all
Securities  transactions  that are not Exempt  Transactions  or  transactions in
Exempt  Securities.   To  satisfy  these  requirements,   you  must  cause  each
non-designated registered broker-dealer, who maintains an account for Securities of which you have Beneficial  Ownership,  to provide to a Compliance  Officer of the Company or his or her  designee,  within 30 days of the end of each calendar quarter,  duplicate  copies of: (a)  confirmations  of all  transactions  in the account and (b) periodic statements for the account.  Employees are excused from submitting Quarterly  Transaction Reports (attached to this Code as Appendix IX)
only if doing so would duplicate information contained in trade confirmations or account  statements that the Company holds in its records,  provided the Company has received those  confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

     The confirmations and statements  required by (a) and (b) above must in the aggregate provide all of the information  required by the Quarterly  Transaction
Report.  If they do not, you must  complete  and submit a Quarterly  Transaction
Report

     Most  broker-dealers  require that the Company  provide a Rule "407" letter which  acknowledges that your account is held by such broker-dealer and requests that the broker-dealer provide the relevant compliance department with duplicate client account  statements and  transactional  confirms.  Your local  Compliance
Officer  or his or her  designee  will  execute  this  letter  for  any of  your beneficially owned accounts that have been approved by Compliance.

     You must  promptly  notify  your  local  Compliance  Officer  or his or her designee upon opening any new brokerage accounts.

                  Initial Reporting and Certification for New Employees

     Within 10 days following the commencement of employment at the Company, all employees  are  required  to  complete  and submit the  Initial  Acknowledgement
Certification and the Initial Listing of Personal  Securities  Holdings,  Mutual
Fund and  Brokerage  Accounts  forms to your local  Compliance  department  (See
Appendix VII and VIII). The information supplied must be current as of a date no more than 45 days before becoming an employee.

                        Annual Reporting and Certification

     On an annual  basis,  all "active"  employees  are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance
form to your local  compliance  department  (See  Appendix X).  Compliance  will notify  employees  when  the  annual  certifications  are due.  The  information supplied  must be  current  as of a date no more than 45 days  before the annual report is submitted.  For all  Supervised  Persons who are required to pre-clear personal  securities  transactions  through  CTI  iTrade,  this  requirement  is satisfied by certifying the Code of Ethics Certification,  the Brokerage Account
Certification and the Holdings Certification through CTI iTrade.

                                  Review

     All reports and certifications submitted by employees pursuant to this Code shall be reviewed by the Chief  Compliance  Officer of the employee's  operating entity or by his or her designee.

                                FIDUCIARY DUTIES

                            Gifts and Entertainment

     No employee ("Employee") of the Company shall receive (or give) any gift or other  consideration in merchandise,  service, or otherwise that is excessive in value or frequency from (or to) any person,  firm,  corporation,  association or other entity  ("Outside  Entity")  that does  business  with or on behalf of the
Funds, an Advisory Client or the Company.

     a. Gifts and  entertainment  must be  reasonable  in terms of frequency and value and should not be solicited. It may be reasonable to give or receive gifts at a more  frequent  basis under certain  limited  circumstances,  i.e.  holiday season.

     b. Do not accept  gifts,  favors,  entertainment  or other  things of value which could influence your decision-making or make you feel beholden to a person or an Outside Entity.

     c. Do not offer gifts, favors,  entertainment or other things of value that could be viewed as overly  generous or aimed at influencing  decision-making  or making an Outside Entity feel beholden to the Company.

     d. Entertainment situations may only be used to foster and promote business relationships with Outside Entities.

     e. You may attend business meals,  business related  conferences,  sporting events and other  entertainment  events at the expense of the giver,  so long as the expense is reasonable and both you and the giver are present.

     f.  Gifts  should  not be sent to an  Employee's  home.  If they  are,  the
Employee  must  request  that the gift giver  discontinue  this  practice in the future.

     g. You may RECEIVE gifts from an Outside Entity so long as their  aggregate annual value does not exceed the  equivalent  of $100.  You may GIVE gifts to an
Outside  Entity  so long as the  aggregate  annual  value  does not  exceed  the equivalent of $100.

     h. You may not accept or offer air  transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your local
Compliance  Officer.  You must also  obtain  prior  written  approval  from your supervisor (the person to whom you report) for all air travel, conferences,  and business events that require overnight accommodations.

     i. Under no circumstances should cash gifts or cash equivalents be given to or accepted  from an Outside  Entity (i.e.  American  Express Gift Cards,  Money
Orders, Gift Checks, etc.).

     j. Any gift received that is prohibited should be refused;  however,  if it is not  possible in the  interest of  business,  the gift should be donated to a charitable  organization after  consultation with your immediate  supervisor and
Compliance.

     k. This policy applies to gifts and  entertainment  given to or received by family and friends on behalf of employees, vendors or clients.

     All  employees  are  required  to  maintain a record of each gift given and received.  A Report  of Offer or  Receipt  of Gift is  attached  to this Code as
Appendix  XVII for this purpose.  You should  complete a gift form each time you receive or give a gift.  You are required to maintain  these forms in your files and they should be made available to Compliance or Regulators upon request.

                                   Privacy Policy

     You must abide by the Company  Privacy Policy (the "Privacy  Policy") which is  attached  to this Code of Ethics  as  Appendix  II.  The  Privacy  Policy is
designed to protect personal and account  information of clients from disclosure to any non-affiliated  third parties,  except as required or permitted by law or certain  circumstances  and when duly  authorized  by a  Compliance  Officer  or director  of the  Company.  You  will  be  responsible  for  attesting  to  your compliance with the Privacy Policy in your Annual Certification of Compliance.

                         Political and Charitable Contributions

     You are prohibited  from making  political  contributions  to candidates or officeholders  in a  position  to direct  public  business  to the Funds or your operating entity or for the purpose of obtaining or retaining advisory contracts with  government  entities.  Charitable  contributions  that  are  solicited  or directed  by  clients  or  prospective  clients  or made on behalf of clients or prospective  clients  or made  for the  purpose  of  influencing  the  award  or continuation of a business  relationship with such client or prospective  client must be  pre-approved  by your  supervisor  and  Compliance.  For any  questions relating to political  and  charitable  contributions,  you should  contact your local Compliance Officer.

                              Outside Business Activities

     Your outside  activities must not reflect  adversely on the Company or give rise to a real or apparent  conflict of interest with your duties to the Company or its Advisory  Clients.  You must be alert to potential  conflicts of interest and be aware that you may be asked to  discontinue  the  outside  activity  if a potential conflict arises. You may not, directly or indirectly:

     (a) Accept a business opportunity from someone doing business or seeking to do  business  with the  Company  that is made  available  to you because of your position within the Company;

     (b) Take for oneself a business opportunity belonging to the Company; or

     (c)  Engage  in a  business  opportunity  that  competes  with  any  of the
Company's business.

     You  must  obtain  pre-approval  from  your  immediate  supervisor  and the
Compliance Officer of your operating entity for any outside business activities.
A form for this  purpose is attached to this Code as  Appendix  XVIII.  You must seek new  clearance for a previously  approved  activity  whenever  there is any material change in relevant circumstances, whether arising from a change in your job or  association  with the  Company  or in your  role  with  respect  to that activity or  organization.  You must also notify your  immediate  supervisor and
Compliance when your outside activity terminates.

Service as Director of a Public Company

     You may not serve on the board of directors or other  governing  board of a publicly traded entity,  unless you have received the prior written  approval of the local Chief Legal Officer or your local Compliance Officer by completing and submitting the form attached to the Code as Appendix XVIII. Approval will not be given  unless a  determination  is made that your  service on the board would be consistent with the interests of the Advisory  Clients.  If you are permitted to serve on the board of a publicly  traded entity,  you will be required to comply with your operating  entity's  procedures  concerning  you and those  Investment
Persons who make  investment  decisions  with respect to the  securities of that entity.

                                    COMPLIANCE

                              Certificate of Receipt

     You are required to  acknowledge  receipt of your copy of this Code. A form for this purpose is attached to the Code as Appendix VII.

                             Certificate of Compliance

     You are required to certify upon  commencement  of your  employment  or the effective date of this Code,  whichever occurs later,  and annually  thereafter, that  you have  read and  understand  the  Code and  recognize  that you are now subject  to this Code.  Each  annual  certificate  will also state that you have complied with the  requirements of this Code during the prior year, and that you have  disclosed,  reported,  or  caused to be  reported  all  holdings  required hereunder and all transactions  during the prior year in Securities of which you had or acquired  Beneficial  Ownership.  A form for this  purpose is attached to this Code as Appendix X.

     You will also receive a copy of the Code whenever there are amendments made to the Code. At such time,  you will be required to  acknowledge  receipt of the amended Code and certify that you have read and understand the amended Code.

     A copy of the most  recent  Code of Ethics  can be found in the  Compliance section of the Company Intranet and also may be viewed within CTI iTrade.

                                   Remedial Actions

     If you violate this Code,  you are subject to remedial  actions,  which may include, but are not limited to, disgorgement of profits,  imposition of a fine, suspension of trading privileges, suspension or termination.

                          REPORTS TO MANAGEMENT AND TRUSTEES

     In connection with the Company-advised  Funds, the Chief Compliance Officer of each  operating  entity  or his or her  designee  will  report  promptly  any material  violations  of the Code by Access  Persons  of the Funds to the Funds'
Board of Directors or Trustees as well as Senior  Management and will report all violations  of the Code by Access  Persons  of the  Funds,  at a  minimum,  on a quarterly and annual basis.

     A material  violation would include instances where there is an impact on a client account,  including the Funds, or where a significant remedial action has been taken in response to a violation of the Code. A significant remedial action means  any  action  that has a  significant  impact on the  violator,  such as a material  disgorgement of profits,  imposition of a significant fine, suspension of trading privileges, suspension or termination.

     The quarterly and annual report will, at a minimum:

     1. Describe any issues  arising under the Code of Ethics or its  procedures since the last report to the Funds' Board,  as the case may be,  including,  but not limited to,  information  about violations of the Code or procedures and any sanctions imposed in response to such violations;

     2. Certify that the Company has adopted procedures  reasonably necessary to prevent Access Persons from violating the Code;

     3. Certify  whether there have been any amendments to the Code of Ethics or its procedures since the last report to the Funds' Board.

 REPORTING OF APPARENT OR SUSPECTED VIOLATIONS OF THE FEDERAL SECURITIES LAWS
 ("Whistleblower Policy")

     All employees  are required to promptly  report  "apparent" or  "suspected"
violations in addition to actual or known  violations of the federal  securities laws or this Code of Ethics to the Chief  Compliance  Officer of the  employee's operating entity.  Examples of the types of reporting required include,  but are not limited to, noncompliance with applicable laws, rules and regulations; fraud or  illegal  acts  involving  any  aspect of the  operating  entity's  business;
material misstatements in regulatory filings, internal books and records, client records  or  reports;  activity  that is  harmful  to  clients,  including  fund
shareholders;   and  deviations  from  required  controls  and  procedures  that safeguard  clients and the  operating  entity.  All such reports will be treated confidentially  to the extent  permitted  by law and  investigated  promptly and appropriately.  Retaliation  against an  individual  who reports a violation  is prohibited and constitutes a further  violation of this Code. You are encouraged to seek advice from your local Legal  Counsel  with  respect to any action which may violate the Code. For any questions relating to the reporting of violations, please refer to the Policy for Reporting  Suspicious Activity and Concerns found in the  Compliance  section of the Company  Intranet.  You may also  contact the
Company Group Compliance Manager at (949) 219-2217.

                            RECORDKEEPING REQUIREMENTS

     The Company shall maintain and preserve in an easily accessible place:

     A. A copy of this Code,  or any other  Code of  Ethics,  that was in effect within the previous 5 years.

     B. A record  of any  violation  of this Code and of any  action  taken as a result  of such  violation  for a  period  of 5 years  following  the end of the reporting year in which the violation occurs.

     C. A record of any decision, and the reasons supporting the decision,  that were used to approve an  employee's  trade that was deemed an  exception  to the provisions of this Code.

     D. A record of all  written  acknowledgements  of  receipt  of the Code and amendments for each person covered under the Code within the past 5 years. These records must be kept for 5 years after the  individual  ceases to be an employee of the operating entity.

     E. A copy of each report submitted under this Code for a period of 5 years.

     F. A list of all persons who are, or within the past 5 years were,  subject to the reporting requirements of the Code.

     G. A record of any decision, and the reasons supporting the decision,  that were used to approve an  employee's  investment  in a private  placement  for at least 5 years after the reporting year in which approval was granted.

     H. A record of persons  responsible for reviewing  Access Persons'  reports during the last 5 years.

     I. A copy of reports provided to a Fund's Board of Directors  regarding the
Code.

                                                                   APPENDIX I

                         ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                    APPENDIX I: INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.       Policy Statement on Insider Trading

     Allianz Global  Investors of America L.P. ("the  Company") and its division or its subsidiaries (collectively,  "the Company") forbid any of their officers, directors or employees  from trading,  either  personally or on behalf of others
(such as,  mutual funds and private  accounts  managed by the  Company),  on the basis of material  non-public  information or communicating  material non-public information  to others in  violation  of the law.  This  conduct  is  frequently referred to as "insider trading". This is a group wide policy.

     The term "insider  trading" is not defined in the federal  securities laws, but generally is used to refer to the situation when a person trades while aware
of  material   non-public   information  or  communicates   material  non-public
information to others in breach of a duty of trust or confidence.

     While the law  concerning  insider  trading is not static,  it is generally understood that the law prohibits:

     (1) trading by an insider, while aware of material, non-public information;
or

     (2)  trading  by  a  non-insider,   while  aware  of  material,  non-public
information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

     This  policy  applies to every such  officer,  director  and  employee  and extends to  activities  within and outside  their duties at the  Company.  Every officer,  director and employee must read and retain this policy statement.  Any questions  regarding this policy statement and the related  procedures set forth herein should be referred to your local compliance officer.

     The  remainder  of this  memorandum  discusses  in detail the  elements  of insider  trading,  the penalties for such  unlawful  conduct and the  procedures adopted by the Company to implement its policy against insider trading.

1.       TO WHOM DOES THIS POLICY APPLY?

     This Policy  applies to all  employees,  officers and directors  (direct or indirect) of the Company ("Covered Persons"),  as well as to any transactions in any  securities  participated  in by  family  members,  trusts  or  corporations controlled by such persons.  In  particular,  this Policy  applies to securities transactions by:

o        the Covered Person's spouse;
o        the Covered Person's minor children;
o        any other relatives living in the Covered Person's household;
o        a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
o        a trust as to which the Covered Person is a trustee;
o        a revocable trust as to which the Covered Person is a settlor;
o        a corporation of which the Covered Person is an officer, director or
         10% or greater stockholder; or
o        a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

     Trading  on inside  information  is not a basis for  liability  unless  the information  is deemed  to be  material.  "Material  information"  generally  is defined  as  information  for which  there is a  substantial  likelihood  that a reasonable  investor would consider it important in making his or her investment decisions,  or  information  that is  reasonably  certain to have a  substantial effect on the price of a company's securities.

     Although there is no precise, generally accepted definition of materiality, information  is likely to be  "material"  if it relates to  significant  changes affecting such matters as:

o        dividend or earnings expectations;
o        write-downs or write-offs of assets;
o        additions to reserves for bad debts or contingent liabilities;
o        expansion or curtailment of company or major division operations;
o        proposals or agreements involving a joint venture, merger, acquisition;
o        divestiture, or leveraged buy-out;
o        new products or services;
o        exploratory, discovery or research developments;
o        criminal indictments, civil litigation or government investigations;
o        disputes with major suppliers or customers or significant changes in the relationships with such parties;
o        labor disputes including strikes or lockouts;
o        substantial changes in accounting methods;
o        major litigation developments;
o        major personnel changes;
o        debt service or liquidity problems;
o        bankruptcy or insolvency;
o        extraordinary management developments;
o        public offerings or private sales of debt or equity securities;
o        calls, redemptions or purchases of a company's own stock;
o        issuer tender offers; or
o        recapitalizations.

     Information provided by a company could be material because of its expected effect on a particular class of the company's  securities,  all of the company's securities,  the  securities of another  company,  or the  securities of several companies. Moreover, the resulting prohibition against the misuses of "material"
information  reaches  all types of  securities  (whether  stock or other  equity interests,  corporate debt, government or municipal  obligations,  or commercial paper) as well as any option  related to that  security  (such as a put, call or index security).

     Material  information does not have to relate to a company's business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain  information  about the contents of a forthcoming  newspaper column that was expected to affect the market price of a security. In that case, a  reporter  for The  Wall  Street  Journal  was  found  criminally  liable  for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

     In order for issues concerning  insider trading to arise,  information must not only be "material",  it must be  "non-public".  "Non-public"  information is
information   which  has  not  been  made  available  to  investors   generally.
Information  received in circumstances  indicating that it is not yet in general circulation  or where the  recipient  knows or should know that the  information could  only have been  provided  by an  "insider"  is also  deemed  "non-public"
information.

     At such  time as  material,  non-public  information  has been  effectively distributed to the investing  public, it is no longer subject to insider trading
restrictions.   However,   for   "non-public"   information   to  become  public
information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

     To show that "material"  information is public, you should be able to point to some fact verifying that the information has become generally available,  for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall
Street  Journal,  The  New  York  Times  or  Financial  Times),  or  a  publicly
disseminated  disclosure  document  (a  proxy  statement  or  prospectus).   The
circulation of rumors or "talk on the street", even if accurate,  widespread and reported in the media, does not constitute the requisite public disclosure.  The information  must not only be  publicly  disclosed,  there must also be adequate time for the market as a whole to digest the  information.  Although  timing may vary depending upon the circumstances,  a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

     Material   non-public   information   is  not  made  public  by   selective
dissemination.  Material information  improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public"  information  which must not be disclosed or otherwise  misused.
Similarly, partial disclosure does not constitute public dissemination.  So long as any material component of the "inside"  information  possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information  Provided  in  Confidence.  It is  possible  that  one or  more directors, officers, or employees of the Company may become temporary "insiders"
because  of a duty of trust or  confidence.  A duty of trust or  confidence  can arise: (1) whenever a person agrees to maintain  information in confidence;  (2)
when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information  knows or reasonably  should know that the person  communicating  the  material  non-public  information  expects  that the recipient will maintain its  confidentiality;  or (3) whenever a person receives or obtains  material  non-public  information  from certain close family members such as spouses, parents,  children and siblings. For example,  personnel at the
Company may become  insiders  when an external  source,  such as a company whose securities  are  held by one or more of the  accounts  managed  by the  Company, discloses material,  non-public  information to the Company's portfolio managers or analysts with the expectation that the information will remain confidential.

     As an  "insider",  the  Company  has a duty not to breach  the trust of the party that has communicated the "material,  non-public"  information by misusing that  information.  This duty may arise  because  the Company has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential  information solely for the corporate purposes of that company,  client or prospective  client. This duty  remains  whether  or  not  the  Company  ultimately  participates  in  the transaction.

     Information  Disclosed in Breach of a Duty. Analysts and portfolio managers at the Company must be  especially  wary of "material,  non-public"  information disclosed in breach of corporate  insider's duty of trust or confidence  that he or she owes the corporation and shareholders. Even where there is no expectation of  confidentiality,  a person may become an "insider" upon receiving  material, non-public  information in  circumstances  where a person knows, or should know, that a corporate insider is disclosing  information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the  disclosure  is an  improper  "tip" that  renders  the  recipient a "tippee"
depends on whether the corporate insider expects to benefit  personally,  either directly  or  indirectly,  from the  disclosure.  In the  context of an improper disclosure by a corporate insider,  the requisite  "personal benefit" may not be limited to a present or future  monetary  gain.  Rather,  a prohibited  personal benefit could include a reputational benefit, an expectation of a "quid pro quo"
from  the  recipient  or the  recipient's  employer  by a gift  of the  "inside"
information.

     A person may, depending on the  circumstances,  also become an "insider" or
"tippee" when he or she obtains apparently material,  non-public  information by happenstance,  including  information  derived from social situations,  business gatherings,  overheard  conversations,  misplaced  documents,  and  "tips"  from insiders or other third parties.

     Investment  Information  Relating  to our  Proprietary  Funds  and  Private
Accounts is Non-Public  Inside  Information.  In the course of your  employment, employees  may learn about the current or pending  investment  activities of our proprietary  and  sub-advised  registered  and  unregistered  funds and  private clients (e.g.  actual or pending  purchases and sales of  securities).  Using or sharing this information  other than in connection with the investment of client accounts is considered  acting on inside  information and therefore  prohibited.
The Board of the Funds  (proprietary  and  sub-advised)  have adopted  Portfolio
Holdings  Disclosure  Policies  to  prevent  the misuse of  material  non-public information  relating to the Funds and to ensure all  shareholders  of the Funds have equal access to portfolio holdings information.  In that regard,  employees must follow the Funds' policy on disclosure  of  non-public  portfolio  holdings information  unless disclosure is specifically  permitted under other sharing of investment-related information.

4.       IDENTIFYING MATERIAL INFORMATION

     Before trading for yourself or others,  including  investment  companies or private  accounts  managed by the Company,  in the securities of a company about which you may have potential material,  non-public information, ask yourself the following questions:

     i. Is this information that an investor could consider  important in making his or her investment  decisions?  Is this information that could  substantially affect the market price of the securities if generally disclosed?

     ii. To whom has this  information  been provided?  Has the information been effectively  communicated to the marketplace by being published in The Financial
Times,  Reuters,  The Wall  Street  Journal  or other  publications  of  general circulation?

     Given the potentially  severe  regulatory,  civil and criminal sanctions to which you, the Company and its personnel could be subject, any director, officer and employee  uncertain  as to whether the  information  he or she  possesses is
"material non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Legal
Officer of the Company;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company; and

     iii. Do not  communicate  the  information  inside or outside the  Company, other than to a Compliance Officer or the Chief Legal Officer of the Company.

     After the Compliance Officer or Chief Legal Officer has reviewed the issue, you  will be  instructed  to  continue  the  prohibitions  against  trading  and communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING

     Penalties for trading on or communicating  material non-public  information are severe,  both for  individuals  involved in such unlawful  conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not  personally  benefit from the violation.  Penalties  include:
civil  injunctions,  treble damages,  disgorgement  of profits,  jail sentences, fines for the person who  committed  the  violation  of up to three  times,  the profit gained or loss avoided, whether or not the person actually benefited, and fines for the  employer  or other  controlling  person of up to the  greater  of
$1,000,000 or three times the amount of the profit gained or loss avoided.

     In  addition,  any  violation of this policy  statement  can be expected to result in serious sanctions by the Company,  including  dismissal of the persons involved.

SECTION II.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.       Procedures to Implement the Policy Against Insider Trading

     The  following  procedures  have  been  established  to aid  the  officers, directors and employees of the Company in avoiding insider  trading,  and to aid the Company in  preventing,  detecting and imposing  sanctions  against  insider trading.  Every officer,  director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal,  substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

     1. No employee, officer or director of the Company who is aware of material non-public  information  relating  to the  Company or any of its  affiliates  or subsidiaries,  including  Allianz  AG,  may buy or sell  any  securities  of the
Company,  including  Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

     2. No employee, officer or director of the Company who is aware of material non-public  information  which  relates  to  any  other  company  or  entity  in circumstances  in which such  person is deemed to be an insider or is  otherwise subject  to  restrictions  under  the  federal  securities  laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

     3. No  employee,  officer or  director  of the  Company  shall  engage in a securities  transaction  with respect to the securities of Allianz AG, except in accordance  with the  specific  procedures  published  from  time to time by the
Company.

     4. No  employee  shall  engage in a personal  securities  transaction  with respect to any  securities of any other company,  except in accordance  with the specific procedures set forth in the Company's Code of Ethics.

     5. Employees shall submit reports concerning each securities transaction in accordance  with the  terms of the Code of  Ethics  and  verify  their  personal ownership of securities in accordance  with the procedures set forth in the Code of Ethics.

     6. Because even inadvertent  disclosure of material non-public  information to others can lead to significant legal  difficulties,  officers,  directors and employees of the Company should not discuss any potentially  material non-public information concerning the Company or other companies, including other officers, employees and directors,  except as specifically  required in the performance of their duties

B.       Information Barrier Procedures

     The Insider Trading and Securities Fraud  Enforcement Act in the US require the establishment and strict  enforcement of procedures  reasonably  designed to prevent the misuse of "inside" information.  Accordingly, you should not discuss material  non-public  information  about the  Company  or other  companies  with anyone, including other employees, except as required in the performance of your regular duties.  In addition,  care should be taken so that such  information is secure. For example,  files containing material non-public information should be sealed;  access to computer files  containing  material  non-public  information should be restricted.

C.       Resolving Issues Concerning Insider Trading

     The  federal  securities  laws,  including  the US laws  governing  insider trading,  are complex. If you have any doubts or questions as to the materiality or  non-public  nature of  information  in your  possession  or as to any of the applicability or interpretation of any of the foregoing  procedures or as to the propriety of any action,  you should  contact  your  Compliance  Officer.  Until advised to the contrary by a  Compliance  Officer,  you should  presume that the information  is  material  and  non-public  and  you  should  not  trade  in the securities or disclose this information to anyone.

SECTION III.  NOTIFYING COMPLIANCE

     The obligation to notify Compliance of an insider trading violation applies even if the employee knows or has reason to believe that  Compliance has already been informed by other employees.

                                                                APPENDIX II
                         ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                                APPENDIX II: PRIVACY POLICY

     We consider customer privacy to be a fundamental aspect of our relationship with clients and are committed to maintaining the confidentiality, integrity and security of our current,  prospective and former clients' personal  information.
To ensure our client's privacy,  we have developed policies that are designed to protect this confidentiality, while allowing client needs to be served.

Obtaining Personal Information

     In the course of providing  clients  with  products  and  services,  we may obtain non-public personal information about clients which may come from sources such as account applications and other forms, from other written,  electronic or verbal  correspondence,  from client transactions,  from a client's brokerage or
financial   advisory  firm,   financial  adviser  or  consultant,   and/or  from
information captured on our internet web sites.

Respecting Your Privacy

     As a  matter  of  policy,  we do  not  disclose  any  personal  or  account information  provided  by  clients or  gathered  by us to  non-affiliated  third parties,  except as required or permitted by law. As is common in the  industry, non-affiliated  companies  may  from  time to time  be used to  provide  certain
services,  such  as  preparing  and  mailing  prospectuses,   reports,   account
statements and other information, conducting research on client satisfaction and gathering  shareholder proxies. We may also retain  non-affiliated  companies to market  our  products  and  enter  in  joint  marketing  agreements  with  other companies.  These  companies may have access to a client's  personal and account information,  but are solely  permitted to use this  information  to provide the specific  service  or as  otherwise  permitted  by law.  We may also  provide  a client's  personal  and account  information  to their  respective  brokerage or financial  advisory  firm,  Custodian,  and/or  to their  financial  adviser  or consultant.

Sharing Information with Third Parties

     We  reserve  the  right to  disclose  or  report  personal  information  to non-affiliated third parties, in limited circumstances, where we believe in good faith that  disclosure is required under law to cooperate with regulators or law enforcement  authorities,  to protect our rights or property or upon  reasonable request by any mutual fund in which a client has chosen to invest.  In addition, we  may  disclose  information  about  a  client  or a  client's  accounts  to a non-affiliated  third  party only if we receive a  client's  written  request or consent.

Sharing Information with Affiliates

     We may share client  information  with our  affiliates in  connection  with servicing  a  client's  account or to provide a client  with  information  about products  and  services  that  we  believe  may  be of  interest  to  them.  The information we share may include,  for example, a client's  participation in our mutual funds or other investment programs, a client's ownership of certain types of  accounts  (such as IRAs),  or other  data  about a  client's  accounts.  Our affiliates,  in  turn,  are not  permitted  to  share  client  information  with non-affiliated entities, except as required or permitted by law.

Procedures to Safeguard Private Information

     We take seriously our obligation to safeguard  client  non-public  personal information.  In addition to this policy,  we have also  implemented  procedures that  are  designed  to  restrict  access  to  a  client's  non-public  personal information  only to internal  personnel  who need to know that  information  in order to provide  products or services to such  clients.  In  addition,  we have physical,  electronic,  and  procedural  safeguards in place to guard a client's non-public personal information.

Disposal of Confidential Records

     We will dispose of records that are  knowingly  derived from data  received from a  consumer  reporting  agency  regarding  an  Advisory  Client  that is an individual  in a  manner  that  ensures  the  confidentiality  of  the  data  is maintained. Such records include, among other things, copies of consumer reports and notes of conversations with individuals at consumer reporting agencies.

                                                                APPENDIX III

                     APPENDIX III: GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

    (a) Example 1-A:
     X and Y are married.  Although Y has an independent source of income from a family  inheritance  and  segregates  her funds  from those of her  husbands,  Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial  adviser.  Since X and Y's resources are clearly significantly  directed towards their common property,  they will be deemed to be beneficial owners of each other's securities.

    (b) Example 1-B:
     X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial  affairs of his wife. Neither X nor Y is a beneficial owner of the other's securities.

    (c) Example 1-C:
     X's adult son Z lives in X's home. Z is self-supporting  and contributes to household expenses. X is a beneficial owner of Z's securities.

    (d) Example 1-D:
     X's mother A lives  alone and is  financially  independent.  X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs.  X borrows  freely from A without being required to pay back funds with interest,  if at all. X takes out personal  loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of
A's estate. X is a beneficial owner of A's securities.

2. Securities Held by a Company

    (a) Example 2-A:
     O is a holding company with 5 shareholders. X owns 30% of the shares of the company.  Although O does no business  on its own,  it has several  wholly-owned subsidiaries which manufacture oil- related products.  X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

    (a) Example 3-A:
     X is trustee of a trust  created for his two minor  children.  When both of
X's  children  reach 21,  each will  receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

     (b) Example 3-B:
     X is trustee of an irrevocable  trust for his daughter.  X is a director of the issuer of the equity  securities held by the trust. The daughter is entitled to the income of the trust  until she is 25 years old,  and is then  entitled to the  corpus.  If the  daughter  dies  before  reaching  25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

                                                                 APPENDIX IV

                    APPENDIX IV: GUIDANCE ON SHORT TERM PROFIT RECOVERY

     The  Prohibited   Transactions   section  of  the  Code  provides  for  the
disgorgement of any profit  realized by Non Access  Persons,  Access Persons and
Investment Persons on transactions in the same or equivalent  security within 30 days. This applies to the purchase and sale (or sale and purchase) of a security within a 30-day  period in any  beneficially  owned  account.  The following are various questions and answers to help you understand this provision. If you have any further  questions  regarding this provision,  you should contact your local
Compliance Officer.

     Q. How is the 30-day period measured?

     A. A purchase or sale is  ordinarily  deemed to occur on trade date. If the purchase  is  considered  to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

     Q. How are profits  measured  when there is a series of purchases and sales within the 30 calendar day period?

     A. A series of purchases and sales will be measured on a last-in,  last-out basis  until all  purchases  and sale  transactions  within a 30-day  period are matched.  The sum of the profits  realized on these paired  purchases  and sales will be subject to disgorgement. No reduction will be made for losses.

     Q. In  calculating  the  amount of profit  that can be  recovered,  does it matter in what order the transactions occur?

     A. No, even if the sale precedes the purchase,  these  transactions will be matched if they occur with a 30-day period.

     Q. Is the short sale of a security considered a sale?

     A. Yes,  a short sale is  considered  a sale for all  purposes  (reporting, pre-clearance,  and the 30-day profit recovery rule). It is important to keep in mind that when the profits are computed  under the 30-day rule, the order of the transactions  is not relevant in  calculating  profit;  for example,  a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

Derivative Transactions
For the purposes of reporting, pre-clearance and the 30-day profit recovery rule,  a  transaction  in any put or call option  (except an option on an Exempt
Security  or index) or any  future on a  security  (except a future on an Exempt
Security  or  index),  will be  treated  as a  derivative  transaction.  For the purposes  of this  Code,  derivative  transactions  will  be  divided  into  two categories:  "call equivalent positions" and "put equivalent positions". A "call equivalent  position"  is  treated  as a purchase  of the  underlying  security.
Conversely,  a "put equivalent  position" is treated as a sale of the underlying security.  Please note that writing or acquiring  naked  options are  prohibited under the Code of Ethics.

                                                                 APPENDIX V
                        APPENDIX V: INSTRUCTIONS FOR USING ITRADE

     Welcome to iTrade,  the  automated  software  system that enables  eligible employees  the ability to receive quick and  efficient  notification  that their personal  transaction  request is permitted for trading  through the  employee's personal  brokerage  account.  Pre-clearance for all eligible employees is based upon requirements  contained within the Company Code of Ethics (the "Code").  It is important  that each employee read and  understand the Code of Ethics so that you are fully aware of what the Code requires.

     The Code is based upon the  principle  that  officers and  employees of the
Company and its affiliated  divisions and  subsidiaries  owe a fiduciary duty to both the  shareholders  of the  registered  investment  companies  and all other clients  where  the  Company  serves as an  adviser  or  sub-adviser  ("Advisory
Clients").  Accordingly,  all  employees  must avoid  activities,  interests and relationships  that might interfere or appear to interfere with making decisions in the best interest of our Advisory Clients.

     All  employees  must  pre-clear  trades by entering the request into iTrade before execution of the order.  Transactions that are excluded from having to be entered into iTrade are those  transactions  that are for Exempt  Securities  or defined as Exempt Transactions,  i.e. direct obligations of the U.S. Government, certificates of deposit, shares of registered open-end investment companies that are not  advised  or  sub-advised  by the  Company or the  employee's  operating entity).  For a complete listing of Exempt  Securities and Exempt  Transactions, please refer to the Code.

     Below  are  instructions  on how to begin  using  the  iTrade  system,  and instructions  on how to enter  electronically  Personal  Securities  Transaction
Requests.

A.       Logging into iTrade

     To begin  using  iTrade,  you must click on the "CTI  iTrade  Pre-Clearance
Form" link which appears on the Compliance  Page of the Company  Intranet.  This
will open the  Internet  Explorer  Web  browser  directly  to iTrade.  iTrade is
Windows  Authenticated,  meaning  your  Windows ID and password are used as your login to the application;  therefore,  you will not have to enter another ID and password to access iTrade.

     If  you  receive  the  message  "iTrade  is  currently  unavailable",  this indicates  that  iTrade is not  available  at the current  time.  iTrade is only available from 8:00am to 4:00pm EST. Please try again during these hours.

B.       Certification Screens

     When you log  into  iTrade,  you will  immediately  be  presented  with the certifications that need to be made at the current time, if applicable.

To certify from the main screen:

     Step 1: Click the  Certify  hyperlink  adjacent to the  Certification.  The corresponding certification screen appears.

     Step  2: In the  certification  screen,  you  will be  presented  with  the information you are required to validate. Click [Certify Now] if the information is correct. If data is missing,  notify the Compliance Department so the correct information can be added.

     After you certify to all the scheduled reporting  requirements and/or click
[Certify Later] to those where the window period is still open, you will receive the Certification Confirmation screen. This screen displays which certifications were completed and which are still pending.

     You will not be able to submit a trade  request  without  certifying to all certifications that require immediate attention.

C.       Submitting a Trade Request

     Once  you  have  completed  the  required  certifications,  you may  select
Requests  from the menu bar.  In order to submit a  request  for  pre-clearance, select the Submit Request from the Requests menu. You must complete all required fields on the Submit Request screen. The required fields are as follows:

     1. Selecting the Security

     To enter a trade request,  you must first enter a ticker, CUSIP or security name in the  appropriate  field for the security you wish to trade.  In order to identify  the  ticker in the  security  list,  select  the  ticker for the trade request from the Security Lookup screen:

     This can be done several ways:

     (a) If you know the ticker of the security:

     Step 1: Type in the ticker,  CUSIP or  security  name and then Click on the
[Lookup]  button.  The Security Lookup screen will give you the choices that are close to, or match what you typed in.

     Step 2:  Select  the ticker or CUSIP of the  security  you wish to trade by clicking on the hyperlink.

     Step 3: CTI  iTrade  will  fill in the  ticker,  security  name,  CUSIP and security type automatically on the Submit Request screen.

     (b) If you don't  know the full  ticker of the  security  you would like to trade:

     Step 1: Type in the first few letters of the security  name  followed by an asterisk*  and then click the [Lookup]  button For  Example:  If you want to buy shares of Intel and all you  remember  are the first few  Letters,  type in int*
then hit [Lookup].

     Step 2: If any tickers are found, they are displayed on the Security Lookup screen. Select the ticker or CUSIP of the security you wish to trade by clicking on the hyperlink.

     Step 3: CTI  iTrade  will  fill in the  ticker,  security  name,  CUSIP and security type automatically on the Submit Request screen.

     (c) If you only know the name of the security you would like to trade:

     Step 1: Go to the Security Name field, type in an asterisk *, a few letters of the name and another  asterisk * (For  Example:  for American  Brands type in
*amer*)

     Step 2: Any  securities  whose names have `amer' in them will be displayed.
Select the ticker or CUSIP of the  security you wish to trade by clicking on the hyperlink.

     Step 3: CTI  iTrade  will  fill in the  ticker,  security  name,  CUSIP and security type automatically on the Submit Request screen.

     (d) If the  security you would like to trade is not located in the [Lookup]
Screen  you will need to  contact  the  Compliance  Department.  The  Compliance
Department will add the security to iTrade,  so that the system can determine if the trade request is permissible.

     CTI iTrade Screen for locating a ticker.

     2. Completing the Request on iTrade

     In order to complete the Submit Request screen,  the following  fields must be completed:

     (a)  Transaction  Type - Click on the  dropdown  arrow to the  right of the field and select the type of  transaction  you wish to make:  Buy,  Sell,  Cover
Short, or Sell Short.

     (b)  Brokerage  Account - Click on the  dropdown  arrow to the right of the field and select the  account to be used for the trade.  (c) Price - Fill in the anticipated  price at which you expect to execute the trade. (d) Quantity - Fill in the quantity you expect to buy or sell.  (e) Notes - Enter any notes you wish to send with this request.

     3. Submitting the Request on iTrade

     Once all the  required  fields  on the  Submit  Request  screen  have  been completed:

     Step 1:  Click the  [Preview]  button to see your  request  details  before submitting.  [Or  you  may  click  the  [Clear]  button  to  clear  the  request information and reenter your request.]

     Step 2: The Request Preview screen is displayed.

     Step 3: Click the [Submit] button at the Preview Request screen to send the request  through  iTrade.  [Or you may click the [Edit]  button to return to the
Submit Request screen.]

     Step 4: You will  receive a message on top of the  Preview  Request  screen indicating  whether or not your trade  request  has been  approved  for  trading through your personal brokerage  account.  If the transaction has been denied, a
Stop sign will appear with the message "Trade  Request has been denied".  If you have any questions about a denial, please contact the Compliance Department.

     If the request has been approved, print out the confirmation as a record of the trade. You may now proceed and execute the trade in your personal  brokerage account.

     To continue  with  another  trade  request,  click on the  [Submit  Another
Request]  button;  otherwise,  you can exit iTrade by selecting  Logout from the menu bar.

     4. Exiting Without Submitting the Trade Request

     If you decide not to submit the trade request  before  clicking the [Submit
Request] button,  simply exit from the browser by clicking on Logout on the menu bar.

     5. Starting Over

     To clear  everything on the screen and start over, click the [Clear] button on the Submit Request screen. This will clear all the previously entered data.

     6. View Code of Ethics

     To view the  Company  Code of Ethics in  iTrade,  click on Home on the menu bar, then click View Code of Ethics. You may select another option from the menu bar.

     D. Resubmitting Personal Trade Requests

     You will be able to resubmit a previously  entered request in order to edit the quantity.  ONLY the current day's trade  requests that are either pending or have been approved will be eligible for  resubmission.  Any trade  requests that have  been  denied by the  system  or by  Compliance  will not be  eligible  for resubmission.

     To select a trade request for  resubmission,  select Requests,  then Review
History from the menu bar. [You may also select Search  Requests at this time to find the trade  request you are looking for.  You can search your trade  request history by request date,  account,  transaction type, ticker,  CUSIP or security name.]

     When the Trade Request  History  screen is displayed,  only those  requests that fit the above criteria will show the quantity as an editable field.  Select the Quantity  link on the  particular  trade  request you want to change and you will be brought back to the Submit Request screen.  Only the quantity field will be  available  for  editing.  The trade will run  through  the  entire  process, including checking restrictions, as though it were a new trade request.

     After the current day window period has expired,  request  history  records will appear as `Read Only'.

     E. Canceling a Trade Request

     A Cancel link will appear in the grid with the request record where you can indicate  that the trade has been  canceled.  Click on this link and you will be brought to a screen  where you can confirm  this is the trade  request  that you want to cancel.  After  confirming,  the  canceled  column will display the text
`Canceled' and the link will no longer be active.

                                                                APPENDIX VI

Allianz Global Investors of America L.P.
Designated Brokerage Program-- Offered by Charles Schwab
---------------------------------------------------------------------------------------------------------------------------------------

                         APPENDIX VI: SCHWAB AS A DESIGNATED BROKER

     Allianz Global  Investors of America L.P. and its  affiliated  divisions or subsidiaries  (the "Company") have chosen Schwab as a designated broker based on the products that Schwab offers at  competitive  prices and on the high level of service Schwab provides to its clients.

     As a Schwab customer, you can choose from a range of financial solutions

     You will have access to:

     o  Schwab's   extensive   local  branch  network  with  over  300  branches
nationwide.

     o Personalized assistance from Schwab Investment Consultants.

     o A full range of self-directed  retirement plans,  including  Traditional,
Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP).

     o Schwab's Mutual Fund OneSource Service, which includes over 1,000 no-load
Mutual Funds,  including  certain PIMCO products and funds from other  prominent fund families, all available without transaction fees(1).

     o Experts in a variety of fields  including  Schwab Bond  Specialists,  who average more than 10 years' experience and focus exclusively on the fixed income markets.  These  specialists can offer you regional  expertise as well as a wide selection of fixed income  investments.  Please call Tom Brophy at  800-856-1748 for assistance with specific fixed income needs.

     o  Convenient  services  such as  online  bill  payment,  electronic  money transfers and automated trading.

     As an Allianz  Global  Investors  of America  L.P.  employee  your  special benefits include:

o        Toll-free access to a dedicated Schwab service team at 1-888-621-3933 and a customized website to further explain your benefits and to help you get started: http://www.schwabexclusive.com/23262
o        Preferred pricing on equity trades placed online from $19.95 to as low as $8
o        Account Service Fees waived
o        Customized seminars and workshops on investing, retirement, and estate planning

Preferred Pricing for Allianz Global Investors of America L.P

     Schwab and the Company have negotiated  special pricing for transactions on
U.S. equity trades on behalf of all employees of the  designated  affiliates of the Company. This table provides the basic pricing schedule,  which varies based on your household assets held at Schwab.

---------------------------------------------------------------------------------------------------------------------------------
                               Online                                        Schwab Mutual Fund     Transaction-Fee
 Household Assets          Equity Trades              Penny Stocks            OneSource Service      Mutual Funds   Options
---------------------------------------------------------------------------------------------------------------------------------
More than $1 million             $8                      $8.00             No loads or transaction                  $9.95 plus
                      unlimited shares per trade                                                         $39.00      $0.75 per
                                                   unlimited shares                fees               flat fee      contract
---------------------------------------------------------------------------------------------------------------------------------
                               $9.95                                                                                $9.95 plus
   From $500,000 -    first 5,000 shares; $0.01           $9.95             No loads or transaction      $39.00      $0.75 per
      $999,999        each share thereafter        unlimited shares                fees               flat fee      contract
---------------------------------------------------------------------------------------------------------------------------------
 Less than $500,000            $9.95                     $9.95             No loads or transaction                  $9.95 plus
                      first 1,000 shares; $0.01                                                          $39.00      $0.75 per
                      each share thereafter        unlimited shares                fees               flat fee      contract
---------------------------------------------------------------------------------------------------------------------------------

     Pricing  subject to change based on household  asset level;  please see the
Charles Schwab Pricing Guide on Schwab.com for additional information. Corporate negotiated pricing supercedes retail pricing.

     Offer is only available for  U.S.-domiciled,  dollar-based  retail accounts held at Charles  Schwab & Co.,  Inc.  This offer does not apply to accounts held with Independent  Investment  Advisors at Schwab,  Schwab Private Client or U.S.
Trust.

Choose Schwab-- Call 1-888-621-3933 between 5:00 a.m and 7:00 p.m. Eastern Time.

     Schwab  has  established  a  dedicated  client  support  line  for  Company employees to help you get  started.  Simply call the  toll-free  number above to receive assistance with the following:

o        Streamlined account opening by phone
o        Asset transfer assistance
o        Service recommendations
o        Introductions to specialists
o        Appointments in Schwab Investor Centers
o        Answers about your exclusive benefits

                           It's easy to open a Schwab account.

     The easiest way to open a Schwab account is to call the client support line for  Company  employees  at the  toll-free  number  above.  You'll also find the applications  and  forms  you  need in your  information  package.  If you  need additional applications or forms, you can call your team or simply:

o        Download and print forms--including transfer of account forms--online at www.schwabexclusive.com/23262 OR
o        Stop by any local Schwab Investment Center near you

     The closest  branches to Allianz  Global  Investors of America L.P.  office locations are listed below.  Please be sure to identify  yourself as part of the
Allianz  Global  Investors  of  America  L.P.  or  one of  its  legal  entities'
Designated Brokerage program.

-------------------------------------- ------------------------------------ ------------------------------------

            NEW YORK, NY                          NEW YORK, NY                         NEW YORK, NY
     1211 Avenue of the Americas                60 E. 42nd Street                      2308 Broadway
                                                 Near 5th Avenue
-------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------- ------------------------------------ ------------------------------------

            NEW YORK, NY                          NEW YORK, NY                         NEW YORK, NY
  1360 Third Street at 77th Street               46 Wall Street                        2 Penn Plaza
-------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------- ------------------------------------ ------------------------------------

            NEW YORK, NY                          STAMFORD, CT                         GREENWICH, CT
           300 Park Avenue                      300 Atlantic St.                Appointment Only Location.
           at 50th Street                                                        Please call 877-724-2501
-------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------- ------------------------------------ ------------------------------------

            NEW YORK, NY                          FAIRFIELD, CT                      WHITE PLAINS, NY
          1 Madison Avenue                       1248 Post Road                  50 Main Street, Suite 274

-------------------------------------- ------------------------------------ ------------------------------------

Or, to find a Schwab Investment Center near you call 1-888-621-3933

1 Schwab's  short-term  transaction  fee will be charged on  redemptions of
funds  (except  certain   SchwabFunds)   bought  through  Schwab's  Mutual  Fund
OneSource(R)service  (and certain other funds) with no transaction  fee and held for 180 days or less. If you pay a transaction  fee to purchase a fund, you will also pay a transaction  fee when you sell it as well.  Schwab reserves the right to change the funds we make available without  transaction fees and to reinstate fees  on  any  funds.  Schwab  receives  remuneration  from  participating  fund companies.  Fund shares may be purchased from the fund company  directly with no transaction fee.

Investors  should   carefully   consider   information   contained  in  the
prospectus,  including investment  objectives,  risks, charges and expenses. You can request a  prospectus  by calling  Schwab at  800-435-4000.  Please read the prospectus  carefully before investing.  You may also view, download and print a prospectus by clicking on Prospectuses & Reports.

                                                                APPENDIX VII

                          ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                     APPENDIX VII: INITIAL ACKNOWLEDGEMENT OF RECEIPT

                                        CODE OF ETHICS
                                             and
                            INSIDER TRADING POLICY AND PROCEDURES

     I  hereby  certify  that I have  read and  understand  the  Allianz  Global
Investors of America L.P. Code of Ethics,  Insider Trading Policy and Procedures
and Privacy Policy (collectively,  the "Code") dated December 2007. I understand that I have a fiduciary duty to the Company's  Advisory  Clients and that I have an obligation to promptly report suspected  violations of the federal securities laws to the Chief  Compliance  Officer or Chief  Legal  Officer of the  Company.
Pursuant to such Code, I recognize  that I must  disclose or report all personal securities  holdings  and  transactions  required  to be  disclosed  or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any  investigation or inquiry as to whether a possible  violation of the foregoing  Code has occurred.  I understand  that any failure to comply in all  aspects  with the  foregoing  and these  policies  and procedures may lead to sanctions, including dismissal.

Date:    __________________________ ______________________________
                                                     Signature

                                                     ______________________________
                                                     Print Name

                                                              APPENDIX VIII

                        ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

         APPENDIX VIII: INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS
                             AND BROKERAGE ACCOUNTS

     I hereby  certify that the following is a complete and accurate  listing as of the date hereof, of all beneficially  owned brokerage accounts or Mutual Fund accounts and  Securities  held  therein.  I understand  that I must provide this information  to my local  Compliance  department no later than ten (10) calendar days after my start date. The information  supplied must be current as of a date no more than forty-five (45) days before becoming an employee. Failure to comply within this time period will be  considered  a violation  of the Company Code of
Ethics.

     I. Brokerage and Mutual Fund Accounts Maintained:  I currently maintain the following  brokerage accounts or Mutual Fund accounts with brokerage  facilities
(list  below  and  attach  the most  recent  account  statement  containing  ALL information required below):

-------------------------------- ------------------------------- --------------------------- ---------------------
                                                                                               Relationship to
                                                                                                   Account
        Name on Account              Name of Brokerage Firm          Account Number(s)              Holder
-------------------------------- ------------------------------- --------------------------- ---------------------
-------------------------------- ------------------------------- --------------------------- ---------------------

-------------------------------- ------------------------------- --------------------------- ---------------------
-------------------------------- ------------------------------- --------------------------- ---------------------

-------------------------------- ------------------------------- --------------------------- ---------------------
-------------------------------- ------------------------------- --------------------------- ---------------------

-------------------------------- ------------------------------- --------------------------- ---------------------
-------------------------------- ------------------------------- --------------------------- ---------------------

-------------------------------- ------------------------------- --------------------------- ---------------------

     II.  Securities  Owned:  List each Security held in the  account(s)  listed above or attach the most recent  brokerage or Mutual Fund  account  statement(s)
containing ALL information required below:

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
                                              Security Type                               Market Value or
            Security Name                  (CS, Bond, MF, etc.)       # of Shares        Principal Amount         Date Acquired
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
-------------------------------------- ----------------------------- --------------- -------------------------- ------------------

-------------------------------------- ----------------------------- --------------- -------------------------- ------------------
Use additional sheets if necessary.

     Except where exceptional  circumstances exist,  accounts are required to be held with a  Designated  Broker.  Accordingly,  unless I am granted  approval to maintain these accounts outside of a Designated Broker, I agree to transfer them as soon as  possible  (generally  thirty days or less) to a  Designated  Broker.
Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage  transactions  in  these  accounts  and I will  arrange  for my  local compliance department to receive a duplicate copy of monthly statements for each such account.

     III.  Request  to  Maintain  Fully  Discretionary  Managed  Accounts:   The
account(s) listed below from Section I are fully discretionary  managed accounts and I am not involved in investment selections through  recommendation,  advice, pre-approval or otherwise,  or I am a passive  beneficiary of the account and am not involved in the investment decisions.

   Name of Account(s):

   Account #(s):

   Name of Discretionary Firm(s) Account is Held:

   Address and Phone Number of Firm(s):

   Name of Individual(s) with Discretion to Manage Assets at the Firm:

     IV.  Request to  Maintain  Outside  Brokerage  Accounts  (Other  than Fully
Discretionary  Managed  Accounts):  I hereby request approval to maintain one or more  of the  brokerage  accounts  listed  in  Section  I  above,  based  on the following: Please check the appropriate box(es).

     A participant in the account is employed by another asset  management  firm or brokerage  firm that  requires the account to be  maintained  at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my local compliance department.

         List account(s):  _______________________________________________________________

        Other (explain) _________________________________________________________________

         List account(s):  ___________________________________________________________

V.  Acknowledgment and Certification

     By signing this form, I acknowledge that I have received and understand the
Company Code of Ethics and Insider  Trading  Policy and  Procedures.  I agree to abide by the provisions of the Code and to promptly  notify my local  compliance department of any changes to the above information.

     If I am  requesting  permission to maintain a fully  discretionary  managed account,  I certify that I or a covered person  associated with me does not have investment discretion, including but not limited to making investment decisions, approving or disapproving  investments for the account, or trading authorization on the  account.  I  understand  that  once  approved,  and on an  annual  basis thereafter,  I will need to re-certify that nothing has changed as it relates to this account.

    ________________________________________
    Employee Signature

    ____/_____/_____
    Date

    ________________________________________
    (Print Name)

    _________________________________________
    (Employee Position/Title)

    LOCAL COMPLIANCE GROUP:

      Approved                                  Not Approved

     __________________________________________
     Signature

    Reason for Not Approving Account(s):

    ____________________________________________________________________________

    Date Notified Employee: ______________________________

                                                                  APPENDIX IX

                          ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                         APPENDIX IX: QUARTERLY TRANSACTION REPORT

     As a Company  employee,  you are required to report your personal  security transactional  information to your local compliance  department no later than 30 calendar  days  after  the end of each  calendar  quarter  unless  the  personal security  transaction(s),  executed in your brokerage or Mutual Fund account(s), meets one of the following criteria:

     1) Your account is maintained  with a designated  broker whereby your local compliance  department  is aware of and has  access  to your  personal  security transactions via confirms and personal account statements;

     2) Your account is maintained  with a  non-designated  broker that has been approved by your local compliance  department whereby the compliance  department is  receiving  duplicate  copies of your  transactional  confirms  and  personal account statements; or

     3) Your  quarterly  security  transactions  involved  securities  that  are exempt(1) from the reporting provisions pursuant to the Company Code even though such  security  transactions  were  executed  in an account  maintained  with an approved  non-designated  broker that is unable to provide duplicate confirms or personal account statements.

     Complete  the  section  of  this  Form  if you  have  effected  a  Security transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria.  You must provide this information on such security  transactions to your local compliance department no later than
the  30th   calendar   day   following   the  end  of  the   calendar   quarter.

     The   following  are  my   Securities   transactions   (other  than  Exempt
Transactions) that have not been reported to my local Compliance Department:

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
                                 Security Name and        Number of Shares and
                                 Ticker or CUSIP (if       Principal Amount (if
                               applicable, interest &         applicable)                        Broker Name      Account Number
                  Buy/Sell         maturity date)                                  Unit Price
     Date
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------
---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

---------------- ------------ ------------------------- ------------------------- ------------- --------------- --------------------

     By signing this  document,  I am  certifying  that I have met the quarterly reporting  requirements  pursuant to the Allianz  Global  Investors of America's
Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

_____/_____/_____                         _____________________________________
Date                                                 Signature

__________________
(1) You do not have to report any  transactions  that were  executed in the following  securities:  1) U.S. Government  Securities,  2) Bank Certificates of
Deposit,  3)  Banker's  Acceptances,   4)  Commercial  Paper,  5)  High  Quality
Short-Term  Debt  Instruments   (including  repurchase   agreements),   6)  U.S.
Government Agency Securities, 7) Money Market Funds, and 8) Shares of Registered
Open-End Investment Companies that are not advised by the Company or sub-advised by the employee's operating entity.

                                                                   APPENDIX X

                              ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                APPENDIX X: ANNUAL LISTING OF SECURITIES HOLDINGS AND
                              CERTIFICATION OF COMPLIANCE

     I hereby  acknowledge  that I have read and  understand  the Allianz Global
Investors of America L.P. Code of Ethics,  Insider Trading Policy and Procedures
and Privacy Policy (collectively, the "Code") and recognize the responsibilities and  obligations  incurred by my being subject to the Code. I understand  that I have a  fiduciary  duty to the  Company's  Advisory  Clients  and that I have an obligation to promptly  report  suspected  violations of the federal  securities laws  to the  Chief  Compliance  Officer.  Furthermore,  I  certify  that I have complied  with the  requirements  of the Code for the year  ended  December  31,
_____,  and that I have disclosed or reported all personal  securities  holdings and transactions  required to be disclosed or reported thereunder,  and complied in all  other  respects  with the  requirements  of the  Code.  I also  agree to cooperate  fully  with any  investigation  or  inquiry  as to whether a possible violation of the foregoing Code has occurred.

     For  personal  securities  account(s)  held at  Charles  Schwab & Co.  or a
pre-approved   non-designated   broker(s),   I  hereby  authorize   delivery  of
transactional  confirms and account  statement(s) in such account(s) to my local compliance  department as deemed necessary  pursuant to Rule 204-2(a)(12) of the
Investment  Advisers  Act  of  1940.  I  acknowledge  that  all  of my  personal securities  accounts are reflected  completely and accurately as shown below and all  securities  beneficially  owned  by me are  reflected  accurately  in  such accounts (see below). I also agree to cooperate fully with any  investigation or inquiry as to whether a possible violation of the Code has occurred.

     A. Brokerage and Mutual Fund Accounts Maintained:  I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement  containing ALL information required below):

---------------------------------------- ------------------------- ------------------------------- ------------------------------
                                                                                                           Relationship
            Name of Account                  Account Held At               Account Number                to Account Holder
---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
---------------------------------------- ------------------------- ------------------------------- ------------------------------

---------------------------------------- ------------------------- ------------------------------- ------------------------------
Use additional sheets if necessary.

     B. Securities Owned: Check the applicable box

     My local compliance  department has access to my transactions in Securities that are held and  traded in my  personal  securities  account(s)  with  Charles
Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to my local compliance department as shown above.

     My local compliance  department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached  a list of all  Securities  (other  than  Exempt  Securities)  that are beneficially owned by me in such account(s) that are shown above.

Date: ___/____/____

_______________________________________
Signature

_______________________________________
Print Name

                                                                 APPENDIX XI

                           ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

               APPENDIX XI: PRE-CLEARANCE OF SECURITIES TRANSACTION FORM

(1)      Name of employee requesting authorization:

(2)      Operating Entity Employed by:

(3)      If different from #1, name of the account
         where the trade will occur:

(4)      Relationship of (2) to (1):

(5)      Name of the firm at which the account is held:

(6)      Name of Security:

(7)      Maximum number of shares or units to be
         purchased or sold or amount of bond:

(8)      Check those that are applicable:

___ Purchase      ___ Sale      ___ Market Order      ___ Limit Order (Price of Limit Order: _______)

                                                                                      COLUMN I          COLUMN II
(8)      Do you possess material nonpublic information regarding the security
         or the issuer of the security?                                          ______  Yes         ______  No

(9)      To your knowledge, are the securities or "equivalent securities"
         subject to a pending buy or sell order on behalf of an Advisory
         Client of the Company?                                                  ______  Yes         ______  No

(10)     To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by any Advisory Client
         of the Company?                                                         ______  Yes         ______  No

(11)     To your knowledge, are the securities or equivalent securities being
         considered for purchase or sale for any Advisory Client of the          ______  Yes         ______  No
         Company?

                             PRE-CLEARANCE OF SECURITIES TRANSACTION FORM

                                                                                  COLUMN I            COLUMN II
(12)     Are the securities being acquired in an initial public offering?
                                                                                ______  Yes          ______  No

(13)     Are the securities being acquired in a private placement?
                                                                                ______  Yes          ______  No

(14)     If you are a Portfolio Manager, has any account you manage purchased or sold these securities or equivalent securities within the past three calendar days or do you expect the account to purchase or sell these securities or equivalent securities within three calendar days
         of your purchase or sale?                                              ______  Yes          ______  No

     I have read the  Allianz  Global  Investors  of America  L.P.  Amended  and
Restated Code of Ethics dated  December 2007 and believe that the proposed trade fully complies with the requirements of the Code.

                                                              ______________________________
                                                                       Employee Signature

                                                              ______________________________
                                                                       Print Name

                                                              ______________________________
                                                                       Date Submitted

Authorized by:    ___________________

Date:                      ___________________

                                                                Appendix XII

          APPENDIX XII: PRE-CLEARANCE TRADE REQUEST FORM FOR CTI ITRADE USERS

                                                                 APPENDIX XIII

                           ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                  APPENDIX XIII: PRIVATE PLACEMENT APPROVAL REQUEST FORM

     (Must  attach  a  copy  of  the  private  placement  memorandum,   offering
memorandum or any other relevant documents)

Date Submitted: ___/___/___            Employee Name: ___________________________________

Dpt/Job Title: _________________  Entity/Employee Group: ______________________________

1.    Name of the sponsor's corporation, partnership or other entity:
     __________________________________________________________________________________

       a) Name of private placement:  _____________________________________________

2.    The sponsor's corporation, partnership, or other entity is:   Public    Private

3.       Describe the business to be conducted by the issuer of the private placement:
     __________________________________________________________________________________

4.       Nature of your participation:  Stockholder   Selling Agent   General Partner   Limited Partner
                                                        Other:  ________________________

5.       Have you received, or will you receive "selling compensation" in connection with the transaction?
       YES     NO   If yes, describe the nature of your compensation:
     __________________________________________________________________________________

6.       Size of offering (if a fund-provide size of fund):  ________________________________________

7.       Size of your participation as a percentage of total shares or units outstanding:  _________________

8.       Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment?
                 YES      NO

       If yes, please describe:
     __________________________________________________________________________________

9.       Has this private placement been made available to any client account where either you, or the person
     you report to, exercise investment discretion?   YES     NO

     If no, state why:
     __________________________________________________________________________________

10.       Describe how you became aware of this private placement:  ___________________________________

11.      To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months?   YES    NO

Approved       Disapproved    ____________________     Date: ___/___/___
                                                         Immediate Supervisor

Approved       Disapproved    ____________________     Date: ___/___/___
                                                         Chief Operating Officer
                                                         (where applicable)

Approved       Disapproved    ____________________     Date: ___/___/___
                                                         Compliance Officer

                                                                 APPENDIX XIV

                              APPENDIX XIV: REVIEW OF TRANSACTIONS IN
                                      AGI CLOSED-END FUNDS
=======================================================================================================================================

=======================================================================================================================================
EFFECTIVE DATE: December 19, 2005

APPLICABLE POLICY:
Prior to  purchasing  or selling  shares in any AGI  Closed-End  Fund,  the employee must complete a pre-clearance form (the "PRECLEARANCE OF AGI CLOSED-END
FUND  TRANSACTION  FORM") and submit it for  approval to their local  compliance officer. In determining whether to clear the trade, the local compliance officer
(either the officer to whom the form was submitted or another officer to whom it was assigned for attention) in conjunction with the Chief Compliance  Officer of
AGIFM  ("AGIFM  CCO")  must make an  assessment  as to whether  the  transaction complies with the Code of Ethics and is otherwise appropriate.

COMPLIANCE STEPS:

     Before  clearing  the trade,  the local  compliance  officer  must assess a number of factors including:

     o Review the  PRECLEARANCE  OF AGI  CLOSED-END  FUND  TRANSACTION  FORM for
completeness  and accuracy.  If the employee has indicated that he/she possesses material nonpublic  information regarding the closed-end fund, the trade must be rejected.

     o Confirm that the trade does not violate either of the following  blackout periods:

     (1) the closed-end fund must have been trading in the secondary  market for at least 30 business days since its initial public offering; and

     (2) the trade  must not be within  the  blackout  period  indicated  on the
Closed-End  Dividend  Blackout  Calendar  posted  on the  Compliance  Tab of the intranet.

     o If the employee is  requesting  preclearance  for a selling  transaction, confirm  that the trade will not  violate any  required  holding  periods  under
Section 16 or the Code of Ethics.

     o If the employee requesting  preclearance works for the sub-adviser of the fund in  question,  AGIFM or AGIA;  the local  compliance  officer  must conduct additional due diligence. Such due diligence shall include:

     1.  Contacting  the  relevant   portfolio  manager  (or  other  sub-adviser
personnel) to determine  whether there are any pending or planned changes to the closed-end fund's portfolio that may materially affect the NAV,  distribution or dividend rate of the fund.

     2. Determining  whether any material  changes to the fund (e.g.,  change of portfolio manager) are pending or planned.

     3.  Determining,  through  discussion  with the portfolio  manager or other sub-adviser  personnel,  whether  there  are any  market  events  (e.g.,  merger involving equity security, default of fixed income security) affecting the fund.

     o If the local  compliance  officer  determines that the trade requested is not prohibited based on the above criteria,  the local compliance  officer shall scan the  PRECLEARANCE OF AGI CLOSED-END FUND  TRANSACTION  FORM and email it to the AGIFM  CCO at  CEFPreClearance@allianzgi-us.com.  The AGIFM CCO and  his/her designees will access to this email to perform the following duties.

     Due  diligence  to be  performed  by the AGIFM  CCO:
o The AGIFM CCO shall contact the Fund Administration Group to determine the following items:

     1. Confirm that the trade is not within a three  business day period before and a two business day period after the dividend  declaration  press release for the fund in question.

     2. Confirm that the trade is not within a five  business day period  before and a two  business  day  period  after  an  earnings  release  for the  fund in question.

     3. Confirm that the closed-end fund has completed all of its initial common and preferred share offerings and is not otherwise engaged in an offering of its securities.

     4. Determine if fund administration  anticipates any change in the dividend
(other  than LIBOR Rate  changes in floating  rate funds) or any other  material corporate actions.

     5.  Determine  when the next  meeting of the Board of  Trustees of the fund will be held and whether any action is anticipated  that may  materially  affect the NAV, dividend or distribution rate of the fund.

     6. Confirm items 1-3 of the local compliance  officer's due diligence items listed above.

     o Based on the above  criteria,  the AGIFM  CCO will note his  approval  or rejection  of the trade  request  on the form and  notify  the local  compliance officer.

     The  local  compliance  officer  shall  be  responsible  for  communicating approval or rejection of the preclearance request.

     After the trade is  completed,  the local  compliance  officer  must do the following as part of his/her assessment:

     o Confirm by the 1st business  day after trade date,  that AGI NY Legal has
received  the  trade  information  for  Section  16  reporting   persons.   (For
information on Section 16 filing  procedure  please consult the Fund  Compliance
Manual)

     o Review and file any documents or information in accordance with the local sub-adviser's  record  keeping  procedures  for  employee  transactions  in  AGI
Closed-End Funds.

                                                                  APPENDIX XV

                       Allianz Global Investors Fund Management LLC
                APPENDIX XV: AGI CLOSED-END FUNDS PRE-CLEARANCE FORM

     If you are an employee of Allianz Global Investors of America L.P., Allianz
Global Investors Fund Management LLC, Allianz Global Investors  Managed Accounts
LLC,  Allianz  Global  Investors  U.S.  Retail LLC,  Allianz  Alternative  Asset
Management  U.S. L.P. or NFJ  Investment  Group L.P. and you wish to invest in a closed-end fund in which Allianz Global  Investors Fund Management LLC serves as the adviser,  then you must complete the attached  pre-clearance form and submit it to your local Compliance Officer for approval.

               ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

          Pre-Clearance Transaction Form for AGI Closed End Funds
               (To be submitted to local compliance officer)

(1)      Name of employee requesting authorization:

(2)      If different from #1, name of the account
         where the trade will occur:

(3)      Relationship of (2) to (1):

(4)      Name of brokerage firm and account number:

(5)      Name of fund and type of security
         (e.g. common or preferred shares):

(6)      Ticker Symbol:

(7)      Intended number of shares:

(8)      Is the transaction being requested a purchase or sale?
                                                                          (NOTE: short sales are not permitted)
(9)      Has the fund completed all its initial common and preferred shares
         offerings and is not otherwise engaged in an offering of its shares?        ______ Yes         ______ No
(10)     Does the requested transaction violate the Closed-End Dividend
         Blackout Calendar posted on the Compliance Tab of the intranet?             ______ Yes         ______ No
(11)     Do you possess material nonpublic information regarding the security
         or the issuer of the security?                                              ______ Yes         ______ No
(12)     Are you a Section 16 reporting person with respect to the fund you
         wish to buy or sell?                                                        ______ Yes         ______ No

(13)     If the requested transaction is a sale, has the required holding
         period been met?                                                            ______ Yes         ______ No

NOTE:  If you have any  questions  about how to  complete  this form please contact a local compliance officer.

Approvals  are valid until the close of business  on the day  approval  has been granted.  Accordingly GTC (good till canceled) orders are prohibited.  If a trade  is not  executed  by  the  close  of  business,  you  must  submit  a new
preclearance  request.   Obtaining   preclearance   satisfies  the  preclearance
requirements  of the Code of Ethics (the  "Code") and does not imply  compliance with the Code's other provisions.

By signing below, the employee certifies the following: The employee agrees that the above  requested  transaction is in compliance with the Company Code of
Ethics.

                                                                       ______________________________
                                                                       Employee Signature

                                                                       ______________________________
                                                                       Date Submitted

--------------------------------------------------------------

                    Authorized _____ Not Authorized _____

By:

Printed Name:

Date:
--------------------------------------------------------------

                                                                 APPENDIX XVI

                    Allianz Global Investors Fund Management LLC
                APPENDIX XVI: IQ CLOSED-END FUNDS PRE-CLEARANCE FORM

     If you are an  employee of  Oppenheimer  Capital LLC or PEA Capital and you wish to invest in a  closed-end  fund in which  Allianz  Global  Investors  Fund
Management  LLC serves as the  adviser or your  operating  entity  serves as the sub-advisor,  then you must complete the attached  pre-clearance form and submit it to your local Compliance Officer for approval.

                   ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

Pre-Clearance Transaction Form for AGI Closed End Funds and IQ Closed End Funds
                     (To be submitted to local compliance officer)

(1)      Name of employee requesting authorization:

(2)      If different from #1, name of the account
         where the trade will occur:

(3)      Relationship of (2) to (1):

(4)      Name of brokerage firm and account number:

(5)      Name of fund and type of security
         (e.g. common or preferred shares):

(6)      Ticker Symbol:

(7)      Intended number of shares:

(8)      Is the transaction being requested a purchase or sale?
                                                                          (NOTE: short sales are not permitted)

(9)      Has the fund completed all its initial common and preferred shares
         offerings and is not otherwise engaged in an offering of its shares?        ______ Yes         ______ No
(10)     Does the requested transaction violate the Closed-End Dividend
         Blackout Calendar posted on the Compliance Tab of the intranet?             ______ Yes         ______ No
(11)     Do you possess material nonpublic information regarding the security
         or the issuer of the security?                                              ______ Yes         ______ No
(12)     Are you a Section 16 reporting person with respect to the fund you
         wish to buy or sell?                                                        ______ Yes         ______ No

(13)     If the requested transaction is a sale, has the required holding
         period been met?                                                            ______ Yes         ______ No

NOTE: If you have any questions about how to complete this form please contact a local compliance officer.

     Approvals  are valid until the close of business  on the day  approval  has been granted.  Accordingly GTC (good till canceled) orders are prohibited.  If a trade  is not  executed  by  the  close  of  business,  you  must  submit  a new
preclearance  request.   Obtaining   preclearance   satisfies  the  preclearance
requirements  of the Code of Ethics (the  "Code") and does not imply  compliance with the Code's other provisions.

     By signing below, the employee certifies the following: The employee agrees that the above  requested  transaction is in compliance with the Company Code of
Ethics.

                                                                       ______________________________
                                                                       Employee Signature

                                                                       ______________________________
                                                                       Date Submitted

--------------------------------------------------------------

                    Authorized _____ Not Authorized _____

By:

Printed Name:

Date:
--------------------------------------------------------------

                                                               APPENDIX XVII

                     APPENDIX XVII: REPORT OF OFFER OR RECEIPT OF GIFT

     ---------------------------------------------- -- ----------------------------------------------------------- --
     NAME/TITLE                                        BUSINESS UNIT
     ---------------------------------------------- -- ----------------------------------------------------------- --
     ---------------------------------------------- -- ----------------------------------------------------------- --

     ---------------------------------------------- -- ----------------------------------------------------------- --
     ------------------------------------------------- --------------------------------------------------------------

     DATE OF GIFT

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------

     NAME OF PERSON/INSTITUTION OFFERING OR GIVING
     GIFT

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------

     YOUR RELATIONSHIP WITH PERSON OR INSTITUTION
     OFFERING OR GIVING GIFT

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------
     DESCRIBE GIFT IN DETAIL, INCLUDE APPROXIMATE
     RETAIL VALUE IN US$ AND STATE WHETHER IT IS A
     PROMOTIONAL ITEM.

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------
     OCCASION OR EVENT, IF ANY, FOR WHICH GIFT HAS
     BEEN OFFERED OR GIVEN

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------
     STATE WHETHER THE SAME PERSON/ORGANIZATION HAS      NO
     GIVEN YOU ANY OTHER GIFTS DURING THE CURRENT
     CALENDAR YEAR.                                      YES   (Describe prior gift and approximate retail value,
                                                       and the occasion for the gift.)

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------

     NAME OF SUPERVISOR AND TITLE

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------

     SIGNATURE OF EMPLOYEE AND
     DATE OF REPORT

     ------------------------------------------------- --------------------------------------------------------------
     ------------------------------------------------- --------------------------------------------------------------

     ================================================= ==============================================================

                                                             APPENDIX XVIII

                      APPENDIX XVIII: OUTSIDE BUSINESS ACTIVITIES

     Outside business  activities must not reflect adversely on the firm or give rise to real or apparent  conflicts of interest  with an  employee's  duties and responsibilities  to the firm.  Employees  must alert  Compliance  of  potential conflicts  of  interest  when  they  become  aware of them.  The firm may ask an employee to discontinue any outside activity if a potential conflict arises.

     Outside business activity is not permitted if:

     1. It engages  in a  business  opportunity  that  competes  with any of the firm's businesses; or

     2. You take for yourself a business opportunity belonging to the firm.

     Pre-Clearance is required for outside activities, including but not limited to:

         Outside activity which you will be paid, including a second job;

         Any affiliation with another for profit or not-for-profit business as a director, officer, advisory board member, general partner, owner, consultant, holder of % or more of the business voting equity interests or in any similar position;

         Any governmental position, including as an elected official and as a member, director, officer or employee of a governmental agency, authority, advisory board, or other board (e.g. school or library board); and

         Candidate for Elective Office.

     You must seek new clearance  for a previously  approved  activity  whenever there is any material change in relevant  circumstances,  whether arising from a change in your position at Allianz, or in your role with respect to the activity or organization.

     You must also advise  Compliance when you terminate your  relationship with the organization.

                   Request to Engage in Outside Business Activity with a
                         Profit or Not-For-Profit Organization

To:               Compliance

From:    __________________________

Title:            __________________________

Business
Unit              __________________________

Phone:   __________________________

Date
Of Request: __________________________

---------------------------------------------------------------------------------------------------------------------------------------

1.       I would like to become a(n) [Check all that apply]

                  |        Director
                  |        Trustee
                  |        Officer
                  |        Member of Advisory Board
                  |        General Partner
                  |        Limited Partner
                  |        Controlling Person
                  |        Consultant/Sole Proprietor
                  |        Employee
                  |        Other   ___________________________________
                                    ___________________________________
                                    ___________________________________
                                    ___________________________________

2.       Term of Office:   ___________________________________

3.       Starting Date:             ___________________________________

4.       Honorarium, Stipend or Salary (if inapplicable, please so state)
         __________________________________________________________
         __________________________________________________________
         __________________________________________________________

5.       Are you serving at the request of Allianz or an Affiliated Entity (check one)?

                  |        Yes              |        No

6.       If yes, identify the name of the individual and affiliated legal entity requesting you to serve:

         ______________________________________________________________________________________________________________________________________________________________________________________________________

7. Does the organization have a current business  relationship with Allianz or any of its affiliates,  including but not limited to a client relationship or vendor relationship?

                  |        Yes              |        No

8.       If yes, describe the nature of the relationship.

         ______________________________________________________________________________________________________________________________________________________________________________________________________

9.       Do you have a direct or indirect responsibility for any aspect of the relationship?

                  |        Yes              |        No

10.      If yes, describe your involvement with the relationship.

         ______________________________________________________________________________________________________________________________________________________________________________________________________

11.      In connection with your association  with this  organization,  will you be involved in any of the following?  Please check the applicable categories.

         |        Making Investment Decisions

         |        Giving Investment Advice

         |        Managing money

12.      If any of the categories noted in 11 apply,  please describe the nature of the investment  decisions,  advice or management of money you will be giving:

         ______________________________________________________________________________________________________________________________________________________________________________________________________

Please be advised that should this request be approved,  you must notify  compliance  immediately of any real or apparent  conflicts of interest that may arise due to your association with this organization.

___________________________________         ______________________________
Signature of Employee                                         Date

___________________________________         ______________________________
Print Name of Immediate Supervisor                   Signature of Immediate Supervisor

___________________________________
Date Immediate Supervisor Approved

---------------------------------------------------------------------------------------------------------------------------------------
For Compliance Department Only

_________________________________           | Approved        | Not Approved
Date Reviewed

_________________________________           ______________________________
Name of Compliance Officer                                    Signature of Compliance Officer

Comments:
___________________________________________________________________

                                                                 APPENDIX XIX

                            AGIMA PERSONAL TRADING PRE-CLEARANCE FORM
          Form must be completed for all personal equity trades (common stock,
       ETFs, ADRs, ordinary foreign shares, preferred stock, and equity options) prior to completion of CTI pre-clearance request

Employee requesting authorization:

                                                                                    ------------------ ---------------------

Ticker Symbol (or CUSIP):

                                                                                    ------------------ ---------------------

Purchase or sale:                                                                      ______ Buy          ______ Sell
To the best of your knowledge are any orders to purchase or sell this security by
any clients currently open?                                                            ______ Yes           ______ No
To the best of your knowledge are any new account openings or account
terminations being processed which will create orders in this security?                ______ Yes           ______ No

     Approval  to  trade  requires  approval  of this  form as well as  approval through the CTI system.  Approvals  are valid until the close of business on the day  approval  has been  granted.  If a trade is not  executed  by the  close of business, you must submit a new pre-clearance request.  Obtaining  pre-clearance satisfies the pre-clearance  requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

     By signing  below you certify that the above  requested  transaction  is in compliance with the Company Code of Ethics.  You also understand  final approval to trade is not granted until you have received approval through CTI.

--------------------------------------------------------------------------                ----------------------------------

                           Employee Signature                                                      Date Submitted

(1) A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

(2) Allianz Global Investors  Open-End Mutual Funds include funds available through  the Allianz  Global  Investors  401(k)  Plan,  Auto Invest  Program and
Deferred  Compensation Plan. For a listing of sub-advised Open-End Mutual Funds, please see your local Compliance Officer.

(3) Automatic Investment Plans and Dividend  Reinvestment Plans however are required to be reported in the Initial  Report of Personal  Securities  Holdings
and Brokerage Accounts and the Annual Report.

(4) An equivalent  Security of a given Security is (i) a Security  issuable upon  exercise,  conversion or exchange of the given  Security,  (ii) a Security excercisable  to  purchase,  convertible  into or  exchangeable  for  the  given
Security, or (iii) a Security otherwise  representing an interest in or based on the value of the given security.